UNITED  STATES
                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON,  D.C.  20549

                              --------------------
                                   FORM  8-K

                                CURRENT  REPORT

     PURSUANT  TO  SECTION  13  OR  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date  of  Report  (Date  of  earliest  event  reported):   January 10, 2000
                               --------------------

                       Go  Online  Networks  Corporation
     ---------------------------------------------------------------------------
          (Exact  name  of  registrant  as  specified  in  its  charter)

                                   Delaware
     ---------------------------------------------------------------------------
                (State  or  other  jurisdiction  of  incorporation)

             O-23845                                        33-0873993
     ----------------------                     --------------------------------
    (Commission File Number)                   (IRS Employer Identification No.)

                5681 Beach  Blvd., Suite 101/100, Buena Park, CA 20621
     ---------------------------------------------------------------------------
                  (Address of principal executive offices)   (Zip  Code)

                               (714)  736-0988
                              -----------------
           Registrant's  telephone  number,  including  area  code:

                             Westlake  Capital  Corp.
                              5660  South  Beech  Court
                         Greenwood  Village,  CO  80121
                               (303)  221-7376
                        ---------------------------------
                     (Former  name,  address  and  telephone  number)

ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

     (a) Pursuant to a Stock Exchange Agreement (the "Exchange Agreement") dated as of January 10, 2000 between Westlake Capital Corp. ("Westlake"), a Colorado corporation, and Go Online Networks Corporation, a Delaware corporation, all the outstanding shares of common stock of Westlake Capital Corp. were exchanged for 3,000,000 shares of common stock of Go Online Networks Corporation ("GONT" or the "Company") in a transaction in which GONT became the parent corporation of Westlake.

        The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of Westlake and approved by the written consent of the shareholders of Westlake on January 10, 2000. The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of GONT on January 10, 2000. No approval of the shareholders of GONT is required under applicable state corporate law.

        Prior to the merger, Westlake had 2,000,000 shares of common stock outstanding which shares were exchanged for 3,000,000 shares of common stock of GONT. By virtue of the exchange, GONT acquired 100% of the issued and outstanding common stock of Westlake.

        Prior to the effectiveness of the Exchange Agreement, GONT had an aggregate of 70,052,677 shares of common stock, par value $.001, issued and outstanding, and 499,333 shares of Series A preferred stock outstanding, $.001 par value

        Upon effectiveness of the merger, GONT had an aggregate of 73,052,677 shares of common stock outstanding.

        The officers of GONT continue as officers of GONT subsequent to the Exchange Agreement. See "Management" below. The officers, directors, and by-laws of GONT will continue without change.

        A copy of the Exchange Agreement is attached hereto as an exhibit. The foregoing description is modified by such reference.

          (b) The following table sets forth certain information regarding beneficial ownership of the common stock and series A preferred stock of GONT as of September 30, 1999 (prior to the issuance of 3,000,000 shares pursuant to the Exchange Agreement) by:

     * each person or entity known to own beneficially more than 5% of the common stock or 5% of the preferred stock;
     *    each  of  GONT's  directors;
     *    each  of  GONT's  named  executive  officers;  and
     *    all  executive  officers  and  directors  of  GONT  as  a  group.





                                   Name and Address of      Amount and Nature of   Percent of
Title of Class                     Beneficial Owner (1)     Beneficial Ownership   Class
--------------                     --------------------     --------------------   -----------
Common Stock                       Joseph M. Naughton               5,307,125 (2)         7.6%

Preferred Stock                                                             0             0.0%

Common Stock                       James M. Cannon                  1,008,000 (3)         1.4%

Preferred Stock                                                             0             0.0%

Common Stock                       Scott Claverie                   1,250,000             1.8%

Preferred Stock                                                             0             0.0%

Common Stock                       Michael Abelson                    485,000 (4)         0.7%

Preferred Stock                                                                          0             0.0%

Preferred Stock                    Nicanor Concepcion & Fahma
                                    Concepcion, Joint Tenants
                                    624 Park Ave.
                                    Norton, VA 24273                  130,000            26.0%

Preferred Stock                    Avelino Rosales
                                    23 White Drive
                                    Cedarhurst, NY 11516               63,333            12.7%

Preferred Stock                    Bill Tillson
                                    14623 Deervale Place
                                    Sherman Oaks, CA 91403             40,000             8.0%

Preferred Stock                    Bradley B. Hinshew
                                    3918 River Road
                                    Sneeds Ferry, NC 28460             35,000             7.0%

Common Stock                        All Officers and Directors
                                     as a Group (4 persons)         6,800,125 (2,3,4)     9.5%


1. Except as otherwise set forth, the address for each of these shareholders is c/o Go Online Networks Corporation, 5681 Beach Boulevard, Suite 101/100, Buena Park, CA 90621.
2. Mr. Naughton's shares are held through several different entities and trusts, as to which Mr. Naughton is the primary beneficial owner.
3. Reflects 8,000 shares which Mr. Cannon owns director and up to 1,000,000 shares which Mr. Cannon could obtain upon the exercise of a warrant to purchase shares of common stock at $.20 per share.
4. In addition, Mr. Abelson will receive options to purchase 25,000 shares of common stock for each $500,000 in gross revenues attributable to the real estate website developed by us.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

        (a) The consideration exchanged pursuant to the Exchange Agreement was negotiated between Westlake and GONT.

        In evaluating GONT as a candidate for the proposed acquisition, Westlake used criteria such as the value of the assets of GONT, its present stock price as set forth on the over-the-counter bulletin board, its internet e-commerce businesses and its hotel internet kiosk business and other anticipated operations, and GONT's business name and reputation. Westlake determined that the consideration for the merger was reasonable.

        (b) GONT intends to continue its historical businesses and proposed businesses as set forth more fully immediately below.

BUSINESS

SUMMARY

     Go Online Networks Corporation operates in the high technology and e-commerce business utilizing a three-tiered revenue model. In initiating our new strategy, we recently acquired and currently operate three distinct divisions, each described below:

     Internet  Kiosk  Division

     We are pursuing a strategy in the installation of internet kiosks in the mid-priced hotel market. Our internet kiosks, designed in three primary models, are installed in the hotel lobby or an alternative centralized public access room. Our kiosk division has developed two suppliers capable of manufacturing small, integrated kiosks that can provide pay-as-you-use stand-alone internet access. At no cost to the hotel owner and sharing revenues with us and the owner, our internet kiosks have been and will continue to be marketed to these mostly mid-priced hotels by sales agent organizations employed by our kiosk division. Presently, 369 hotels have signed contracts and 167 have been installed as of January 10, 2000. We believe that we will have many more by year end and hope to reach our goals of installation of enough kiosks to make us profitable by the first quarter of 2001.

     ShopGoOnline.com

     Utilizing online video and audio technology to assist with customer review, our ShopGoOnline.com internet website offers a variety of products and services via the world wide web. ShopGoOnline.com sells products such as jewelry, coins, collectibles, electronics, computers, skin care and beauty products, and personal fitness products. At ShopGoOnline.com, the customer can search for products we have to sell by category or by product name and obtain a full description of the product offer including a complete audio presentation of the product as well as a video demonstration when appropriate.

     Auctionomics.com

     The internet auction method of e-commerce has become increasingly accepted in todays internet environment. By adding Auctionomics.com to our e-commerce business strategy, we are attempting to take advantage of those opportunities. As a complimentary component of our network of e-commerce web sites, Auctionomics will link traffic to the ShopGoOnline.com virtual shopping mall, and vice versa.

     THE  HOTEL  INTERNET  KIOSK

     We believe the demand for internet access by travelers will continue to grow as more of the United States and world population continues to go on line. Travelers, whether business or personal, are a substantial potential market. Business strategies to service the traveler's needs range from internet services located in airports and hotels, to remote, hand held or car based devices. User demand, capital requirements, and operating costs of alternative technologies, along with the business models to service these travelers are all evolving, and have mostly resulted to date in substantial operating losses.

     Within the hotel industry, the primary attention paid to travelers to date has been in the upscale, high priced and luxury hotels segments. These affluent travelers are viewed as the most likely to pay for the cost of technological solutions to internet access and entertainment demand. The twin demand drivers, entertainment and internet, are expected to pay for these sophisticated technological solutions.

     On the other hand, little attention has been directed to mid-priced hotels which is our primary focus, aside from possible provision of a modem jack on phones. Cable or a satellite service is considered for entertainment. Owners of franchises are resisting orders from chain corporations to spend significant sums, such as electronic upgrades of room locks and other amenities.

     In the upscale and luxury hotel category, the two leading companies, On Command and LodgeNet have reported substantial losses in building their in-room entertainment and internet access business in luxury hotels. LodgeNet now services 4,700 lodging properties with 725,000 rooms, providing on demand movies, video games, high-speed internet access and other programming. LodgeNet's losses narrowed in the first six months of 1999 to ($16 million) from ($36 million) in the first half of 1998. Its competitor, On Command, claims an installed base of 942,000 rooms, of which 11,000 rooms represent installation of its new OCX platform including high-speed internet access. Losses at On Command for the first six months of 1999 remained flat at ($15 million) with the comparable 1998 period.

     Aside from the current losses encountered in acquiring and installing new accounts, and building new service technologies that include high speed internet access, the room based services in upscale hotels require the companies to front a high cost per room investment. Capital outlays of $400 per room are common. High-speed internet access generally revolves around installation of a T1 network service (essentially a high speed digital type of telephone line) that, while available, has significant installation, maintenance, and operating costs. Daily per room fees for this unlimited internet access approach $10. Both companies offer differing versions of in-room connectivity for laptops.

     Airport based internet access holds significant potential. There are significant complexities, costs, and time encountered for marketing, contracting, and installing with multiple airport public authorities. The prototype units being installed are generally sophisticated, expensive units that integrate internet services with multiple advertising side panels with electronic traveler information systems. GTE is a major factor in this large market.

     THE  MID-PRICED  HOTEL  MARKET

     Market segmentation of the hotel industry began in 1981, with the mid-priced and economy segments rapidly developing. This design and operational model was coupled with franchising, and eventually consolidations, to build large numbers of hotel properties and rooms. Brand identification programs for these chains, e.g., Days Inn and Motel 6, were launched to promote occupancy and brand loyalty. Leveraged buyout firms such as KKR acquired major brand names, such as Motel 6. Economically priced hotels with minimal amenities and standardized design have now became commonplace.

     Today, to name just a few, corporations such as Choice Hotels International have franchised over 3,600 mid-priced and budget hotels in the United States operating under name chain brands such as Sleep, Comfort, Quality, Roadway, and EconoLodge. Choice Hotels has developed mid-priced longer stay hotels under the brand name Main Stay Suite. Cendant Corp developed the DaysInn franchise, which includes 1,755 hotels in the United States. Other chains, including Holiday Inn, Ramada, and Howard Johnson are expanding rapidly. Our business model is intended to address the build up of mid-priced hotels by providing efficient and cost-effective internet access for the guests in these mid strata hotels.

     This segment of hotels generates substantial numbers of travelers and potential internet users. For example, a 150-bed hotel at 70% occupancy generates 38,325 occupied rooms per year. If one-third of the occupied rooms are double occupied on average, 51,000 potential internet users per year stay in the hotel. In a 500-room hotel with 70% occupancy, and with half of the rooms averaging two people, the number of annual potential users rises to 192,000. In good locations, occupancy rates as well as double occupancy, run significantly higher. Location too will also affect the mix of business travelers, a more intense internet user. Younger family members entertain themselves by Web surfing. Our internet kiosk business model addresses this pool of travelers at middle and lower priced hotels for both the hotel and Go Online.

     GROWTH  OF  THE  ONLINE  AUCTION

     The internet offers for the first time the opportunity to create a marketplace for person-to-person trading--the exchange of goods between individuals. This trading has traditionally been conducted through trading forums, such as classified advertisements, collectibles shows, garage sales and flea markets, or through intermediaries, such as auction houses and local dealer shops. These markets are inefficient because, among other things:

* their fragmented, regional nature makes it difficult and expensive for buyers and sellers to meet, exchange information and complete transactions;
*    they  offer  a  limited  variety  and  breadth  of  goods;
*    they  often  have  high  transaction  costs  from  intermediaries;  and
* they are information inefficient, as buyers and sellers lack a reliable and convenient means of setting prices for sales or purchases.

     An internet-based centralized trading place can overcome the inefficiencies associated with traditional person-to-person trading by facilitating buyers and sellers meeting, listing items for sale, exchanging information, interacting with each other and, ultimately, consummating transactions. Through such a trading place, buyers can access a significantly broader selection of goods to purchase and sellers have the opportunity to sell their goods efficiently to a broader base of buyers. Because of the internet's efficiency, the number of online auction purchasers is expected to increase.

OUR  PRODUCTS  AND  SERVICES

     SHOPGOONLINE.COM

     Mr. Scott Claverie, the current President, formed the ShopGoOnline.com division as a small venture to develop internet e-commerce solutions. Through our AMS Acquisition Corp. subsidiary, we provided seed financing in exchange for a 75% interest in the ShopGoOnline.com website. This initial financing contained an option for Mr. Claverie to reacquire majority ownership. This option was recently extinguished for 1,250,000 shares of our common stock and certain cash consideration. We own 75% of the equity, and are committed to provide overall division financing and direction. ShopGoOnline.com is a dba of AMS Acquisition Corp.

     ShopGoOnline.com offers a variety of products and services via the world wide web. ShopGoOnline.com sells products such as household items, jewelry, coins, collectibles, electronics, computers,skin care and beauty products, and personal fitness products. Almost anything that is normally offered to the public through traditional retail or exclusive TV offers or infomercials can be available through e-commerce on the internet.

     At ShopGoOnline.com, the customer can search for products by category or by product name and obtain a full description of the product offer including a full color picture and full-motion video. In addition, the customer will be able to view the TV offer in part or in its entirety all from the ShopGoOnline.com web site.

     When fully implemented, our ShopGoOnline.com web site will be a place where a customer can find favorite products as well as some of those seen advertised on TV. Our customers can shop from hundreds of products and add them to their electronic shopping cart. At the checkout counter, the customer purchases all the products selected from one easy location. Our ShopGoOnline.com division then processes the orders and has the products delivered right to the customers' door.

     Our ShopGoOnline.com division derives revenue from three different sources:

1. Direct Sales B from selling product and services that are offered on the web site.
2. Indirect sales B by referring our customers to "link share" numbers to purchase products advertised on our web site.
3.     Web  hosting  B  by  hosting  other  web  pages that reside on our server

     Our ShopGoOnline.com web site opened for business on July 6, 1999. Our site is now open 24 hours a day, 365 days a year. We are in the initial growth phase of our sales and advertising. For the period from inception of our web site until November 30, 1999, we have had total gross sales of $10,059.68 on total expenses associated with ShopGoOnline of $184,851.64 B a loss of $174,791.96. Our products are shipped by our vendors via a method of the vendor's choice, although to date most of our vendors have selected UPS as their primary shipper.

     Currently, our ShopGoOnline.com web, file, print and fax servers operate on industry standard hardware (including Intel processors, Seagate and IBM hard drives and Linux software), that can be easily replaced if problems arise. Our online video and audio technology is provided through our relationship with Real Networks, Inc., and their RealAudioJ and RealVideoJ products which have become widely utilized and accepted on the internet. Our use of their products is producing videos that the compatible with the users home/work internet connection and software.

     Our internal and external web server software is balanced and maintained using a server-load based rotation scheme. If a server becomes busy, the next available server will receive and process the request. As the requests grow beyond the capacity of the equipment, new machines will be added to the rotation scheme in short order. This scheme allows for growth and failure redundancy. To our knowledge, there are no known material limitation or upgrades necessary.

     We supply the products sold on ShopGoOnline.com directly from agreements with vendors who sell on our site. These vendors include 5th Avenue, Ingram Micro, Ingram Entertainment, Panda America, Guthey Renker and Carefree Traders. We generally do not warehouse any inventory ourselves for resale. We make arrangements with each individual vendor to package, ship and notify us of sale and delivery. We obtain payment from our customers and pay the vendors directly for these products.

     On September 15, 1999 we entered into an agreement with Panoscan, Inc., through which Panoscan will work with ShopGoOnline to develop new ways to present and promote products using digital imaging. Specifically, Panoscan agreed to use its camera system to capture images for use on the Vera's in the Glen area of the ShopGoOnline site. We agreed to credit Panoscan in our promotions and press releases. Panoscan has completed their work on the specific site section and it has been implemented on our web site.

     INTERNET  KIOSK  DIVISION

     Our internet kiosk, designed in three primary models, is designed to be installed in a hotel lobby or an alternative centralized public access area. Our primary strategy is to place these internet access kiosks in mid-price hotels in the lobby or another high access area.

     We have contractual arrangements with iCom Network, Inc. as well as Infotouch Technologies, Inc., two suppliers who manufacture small, integrated kiosks that can provide pay as you use stand alone internet access. Our agreement with iCom provides that we agree to purchase five hundred internet kiosks over twelve months with a minimum of 25 per month at a cost to us of $3,250.00 per kiosk (payable net 15 days after shipment). On June 22, 1999 we agreed to purchase 50 surfnet internet terminals from Infotouch during the subsequent 45 days at between $3,195.00 and $3,395.00 each (depending on the specific model chosen).

     At no cost to the owner and in a revenue sharing model, our internet kiosks have been and will continue to be marketed to mostly mid-priced hotels by sales agent organizations employed by our Kiosk Division.

     Available kiosks range from 23 inches wide to 30 inches wide, and 20 inches high for the table top versions to 68.5 inches high for some of the stand alone versions. The hotel chooses from our agreement the type of kiosk they desire, the manufacturer and the kiosk finish color. Each kiosk includes a mechanism for accepting currency and a traditional internet browser familiar to customers for browsing the internet and obtaining email.

     The hotel is required to provide free space, approximately 9-12 square feet, under a four-year, renewable internet exclusive contract. The hotel receives in exchange a 10% share of kiosk revenues with a $45 monthly minimum. The contract is renewable by the hotel for an additional four years or eight years in total. We agree to maintain the kiosk from our share of the revenues. Presently, the total direct installed cost of each internet kiosk is approximately $3,300, which has been brought down from our initial cost of $5,100.

     After entering into a contract with the hotel owner, we order the kiosks from the manufacturer (providing a direct shipping address for the location), order a telephone line approximately two weeks prior to installation, order the internet service provider for the location and confirm that appropriate telephone line and RJ11 jacks are installed and telephone service is active.
When the kiosk is shipped from the manufacturer and arrives at the site, we dispatch an installation crew to install the kiosk and train the location owner and employees on the use of the system. We later contact the location owner to confirm the unit has been installed and respond to all questions or concerns that he or she may have.

     The kiosk division business plan has several multi-level, integrated strategies to maximize our revenues and business value from the kiosks. These revenue and valuation sources are as follows:

*    Revenues  and  earnings  streams  generated  by  the existing and potential kiosks.
* Advertising revenues to be sold as spots and banners on the hotels' kiosks. This revenue is based on "eyeballs" generated.
* A value derived from the exclusive 4-year internet service contract for a hotel (with potential for 8 year exclusive contracts). The aggregate value of these contracts should grow geometrically as hotels are added, representing future revenue streams and the exclusive right to provide that hotel's guests with internet services. Operating experience will refine the value. Tie-ins to our other services by usage promotional affinity programs, including ShopGoOnline.com.
* Develop branded "rewards" programs for hotels to give their guests that operate through the kiosk.

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

     Although  we  cannot  be  sure  that we will be successful in marketing our internet kiosks, we intend to have the 2,000 internet kiosks installed and operating in hotels at the end of a two-year period. Presently, 369 hotels have signed contracts and 167 have been installed as of January 10, 2000 in 25 different states. Our existing customers include franchises of Ramada Inns, Holiday Inns, Howard Johnsons, Econolodge, Radisson Inn and Country Suites. No one customer or chain accounts for a substantial portion of our business to date. A majority of our kiosk sites are in metropolitan areas such as: Atlanta, GA; Washington, DC; Birmingham, AL; Houston, TX; Dallas, TX; San Antonio, TX; Orlando, FL; Chicago, IL; Phoenix, AZ; Nashville, TN; Charlotte, NC; Grand Rapids, MI; Oklahoma City, OK etc. 329 of the 369 sites are located within 10 miles of an international or regional airport.

     AUCTIONOMICS,  INC.

     Auctionomics, Inc. incorporated in the state of Nevada in June 1999. This division was created solely for the pursuit our desire to capture a share of the online auction market. Auctionomics.com is structured to perform as a focused auction marketing resource for some items, but more particularly as a referral website B specifically to direct traffic to auction web sites which are our partners. Auctionomics.com commenced operation in August 1999 and launched in September 1999. To date, we have concentrated the Auctionomics.com site on marketing for brand development to build traffic and the development of a working operational web site. To date we do not have any direct auction sales through our site.

     Our Auctionomics.com website primarily operates as a referral website initially to ClassifiedAuctions.com, on online auction website which commenced operations in June 1999. ClassifiedAuctions.com is owned and operated by Express Auction Specialists, Inc., an auction company. ClassifiedAuctions.com primarily conducts person to person auctons that offer assets to be provided for online sale, including primarily artwork, jewelry, collectibles and real estate. ClassifiedAuctions.com has needed marketing assistance to build traffic and sales which is beneficial to us since we can drive activity to their site.

     We  entered  into  a  marketing  agreement  with  ClassifiedAuctions.com to provide referrals to their site in exchange for fees. Under that agreement, Auctionomics.com will receive 20% of the gross revenue derived from each sale made by ClassifiedAuctions.com which is referred to by us. Our plan is to advertise and market Auctionomics through web browsers and search engines and build traffic that we would then convert to online transactions referred to ClassifiedAuctions.com, for a fee. At present, the majority seller on Classified Auctions is Express Auction Specialists, Inc. (an entity unaffiliated with us), which is headed by Larry Makowski.

     Auction transactions which we referred to ClassifiedAuctions.com and which are intended to produce revenue for us have been minimal since the opening. Since its own opening, ClassifiedAuctions.com has resulted in the exchange of items with an exchange value as set by the auction price of approximately $300,000 in approximately 15 auction categories through November 15, 1999. To date, none of these sales has resulted in any revenue for Auctionomics.com.

     Within minutes of registering with ClassifiedAuctions.com, online users can list items for sale or auction. Users may browse familiar classified categories for sale items or bid on items posted for auction in a fully automated, secure online service.

     The founders of Auctionomics, Inc., Messrs. Harvey A. Turell and Nathan A. Wolfstein IV, have experience in the marketing of real estate auctions. We acquired a 75% interest in Auctionomics, Inc. from the two founders/shareholders in June 1999. The consideration was 500,000 shares of our common stock and a two-year warrant to acquire an additional 500,000 shares of our common stock at $0.50. The shareholders, Messrs. Turell and Wolfstein, are entitled to receive a bonus of 25% of Auctionomics.com pre-tax income, so long as they retain their 25% ownership. If their shareholdings are reduced, the bonus is reduced proportionally. We provided Auctionomics, Inc. with $25,000 for working capital shortly after the acquisition in June 1999.

     While we are likely to showcase real property because of past experience of our founders, we intend to use Auctionomics for the sale of other high-end goods, such as automobiles and jewelry. Once traffic is established, consumer-oriented, product auction sections will be created similar to Ebay and Ubid. Also, as a complimentary component of the our network of e-commerce web sites, Auctionomics will be designed to drive traffic to the ShopGoOnline.com virtual mall, and vice versa.

     Auctionomics.com can become an auction e-trading community providing sellers and buyers access to specially selected sales events and the ShopGoOnline.com virtual mall.

     When fully completed, Auctionomics.com will feature product/asset e-marketing, enhanced with digital graphics, streaming audio and video in an online auction environment that presents and promotes each product or other asset featured. We intend that the process will replicate the appearance of a live auction broadcast TV over the internet within a secure online electronic bidding and payment process.

     Customers will search through product/asset listings included in scheduled sales events in a virtual auction mall setting, place products/assets in an electronic shopping cart and bid/ purchase via credit card in a secure transaction environment.

     Auctionomics will earn fees for marketing services rendered and receive a sliding commission of 10% to 30% of the gross earned revenue derived from each sale, depending on the product type and gross dollar valuation.

     Auctionomics will work with several leading auction companies on the marketing and positioning of several auction events which we expect to be newsworthy, including military surplus, industrial machinery, real estate, excess inventories and on-going business opportunities. We do not know if our work will lead to actual auction events or revenues.

     We are working to enhance the marketing of these auction companies clients and auction events, both on-site and online, by helping them to incorporate interactive digital enhancements and proven auction selling techniques which our Auctionomics.com management has determined is effective from prior auction experiences.

     Auctionomics.com provides users methods to effectively market and sell their goods. These include:

* Digital literature and emailings to targeted buyer lists and the presentation of products for sale in online events through digital presentations
*    Internet  search  engine  marketing
     ShopGoOnline.com  virtual  shopping  mall
     Streaming video and streaming digital audio online of certain key items in an auction as a way to provide visual and audio views of the items in the online auction marketing program.
* Television/cable Broadcasting. For selected online events, Auctionomics intends to contract for satellite broadcast of a live auction event, with live interactive bidding in real time Credit card payments online

COMPETITION

     The electronic commerce market, particularly over the internet, is new, rapidly evolving and competitive, and we expect competition to intensify in the future. We will compete with many other companies which either offer the same types of merchandise or provide the same or a similar type of sales format to customers.

*    ShopGoOnline.

Current competitors for our ShopGoOnline division include companies with online commerce sites such as Onsale, Inc., Intermallamerica.com, iVillage.com,
Egghead, Amazon.com, Inc., AOL.com, Beyond.com Corporation, Buy.com Inc., Cyberian Outpost, Inc., Dell Computer Corporation and numerous other companies marketing goods over the internet. Most of these companies have substantially greater resources than we do and consequently have the ability to market their products more effectively. This is not an exhaustive list of current competitors.

We intend to compete with these companies by utilizing the key differentiation of our streaming audio and video, as well as link to other sites and undertake traditional advertising. In addition, it is not difficult to enter the online commerce market, and current and new competitors can launch new online commerce web sites at relatively low cost.

*    Internet  Kiosks.

Our internet kiosk division competes on a national scale with other internet kiosk competitors and other competitors for services to hotel guests. There are numerous other potential competitors that could use their existing infrastructure to provide internet services to the lodging industry, including franchised cable operators, wireless cable operators, telecommunications companies, major technology companies and DBS providers.

Our internet kiosk division also indirectly competes with "in-room" internet suppliers such as Lodgenet and On Command, as well as other in-room internet access providers. We are not seeking to compete in this market, but rather have focused our marketing efforts on mid-priced hotels which are not likely to commit the resources required to make in-room access available in the near future. We also believe that the hotel lobby resource is easier for quick access to email and other quick look ups similar to pay telephone resources.

*    Auctionomics.

Our Auctionomics internet auction site competes with numerous, well-established internet auction sites. The biggest competitor in that market is ebay.com, but there are numerous other sites such as onsale.com, bid.com, ubid.com, egghead.com, 2themart.com and many others which have competitive auction sites. New competitors can enter this market very easily. If we do not properly market our site, our competitors will have more market share.

We believe that we can effectively compete for a portion of this market through the ability to provide referrals to on-line and live auctions with auction enhancements, primarily in the streaming audio and video which can showcase the products to be marketed in an improved format which could create demand and spur the potential buyer to either make an on-line bid or go to the live event.

GOVERNMENT  REGULATION

     Our internet and e-commerce businesses may become subject to increasing government regulation as various government regulators continue their focus on improving internet commerce. Several states, including California and Washington, have laws regulating the disclosure of pricing information by wholesalers and comparable businesses. In the future, governments of California, Washington and other states could require additional disclosure in order to comply with other regulations. In addition, several states have laws that regulate auctions and auction companies within their jurisdiction. Some states may interpret their statutes to apply to our transactions with consumers in such states, even if those transactions originate over the internet. The burdens of complying with auctioneering laws could materially increase our cost of doing business. Similarly, states may construe their existing laws governing issues such as property ownership, sales tax, libel and personal privacy to apply to internet companies servicing consumers within their boundaries. Resolution of whether or how these laws will be applied is uncertain and may take years to resolve.

SALES  AND  MARKETING

     Web  Promotion  --  Advertising

     As with any internet company, we actively market our web sites and drive traffic to them. We plan to market and brand our Go Online web sites through conventional banner ads and reciprocal links placed throughout highly visible online locations and print publications.

     It is a standard in the industry to team with web promoters in order to market our sites electronically. Web promoters (also known as media sales companies) are actively involved in banner placement and swapping, search engine registration, and other activities associated with Web promotion. Because of their existing relationships and the ability to "package" deals, these firms constitute the quickest, most cost-effective way to promote a site. Typically, these firms take a percentage of their clients' total ad revenue (usually 35-50%) as compensation for their services.
Specifically,  these  firms  provide  :

*     Exclusive  sales  representation
*     Support  by  a  sales  force  of  experienced  media  professionals
*     Increased  focus  on  long-term  sponsorship  programs
*     Total  inventory  and  ad  management
*     Additional  revenue  streams from local and international ad sales efforts

     To date, we have entered into agreements with Website Results, LinkShare Corporation and Doubleclick. Our Websites Result contract is designed to assist us in building traffic to our website by developing key indices on search engines. ShopGoOnline.com is a Platinum Program subscriber to Website Results which specializes in developing multiple "doorway" pages for internet customers for their subscribers. The "doorway" program is a system to rank multiple keyword phrases for Website Result's clients to establish high ranking for those phrases with the major search engines to build traffic by optimizing rankings in order to produce quality targeted traffic for our website. We also have an agreement with LinkShare through which we receive revenues and pay fees for receiving traffic from other better known sites and referring web traffic through our sites. We have agreed with DoubleClick to obtain 1,000,000 impressions on Doubleclick with "click through" to our ShopGoOnline website. We paid $15,000 for this first agreement.

     In the coming months, our management intends to pursue expanded traditional and nontraditional marketing with our Website Results, Doubleclick, Linkshare and other agreements to build consumer awareness of ShopGoOnline.com. The media campaign, which we generally launched with the grand opening of ShopGoOnline.com, was expanded with nationwide newspaper display ads which reached a substantial number of readers in the eight major internet markets. We placed display ads in the Boston Globe, San Francisco Examiner, Chicago Times, New York Times, Miami Herald, San Diego Union Tribune, Los Angeles Times and Dallas Morning News.

     Following the display ads, our plan is for our ShopGoOnline.com division to deliver a targeted investor promotional piece via direct mail drop to selected demographic sections of these same major internet markets.

     These new branding campaigns will continue to be supported by agreements with DoubleClick, through the Dynamic Advertising Reporting and Targeting Program, and Website Results, both designed to direct traffic to the ShopGoOnline Web site. We are also gearing up to increase revenues generated by the sale of advertising space on ShopGoOnline.com as well as the expansion of advertising sales on our internet kiosks.

     Key to the success of Auctionomics.com is to stay connected to the auction community, both on- and offline. Therefore, our plan is to advertise in publications that target the auction enthusiast. Currently, Auctionomics.com is running a full-page advertisement in Auction Weekly, one of the most respected publications in the auction arena.

     Since 1994, Auction Weekly has been published by Auction Advisory. Auction Advisory has now taken its auction expertise online at auctionadvisory.com. Auction Weekly lists only live auctions, those auctions conducted by professional auctioneers and government agencies. The publishers and principals of Auction Advisory are deeply involved in the auction industry, and have been for the past 18 years.

     The paper version of Auction Weekly has always listed 300+ auctions each week while the online database is updated daily. Auction Advisory gives users early warning and up to the minute changes, similar to traditional, short-notice "public notices".

     Auction Weekly is mailed first class every Tuesday. This 32-page newsletter comprehensively lists all auctions in the Southwest (AZ, CA, CO, NM, NV, TX,
UT). The newsletter lists virtually every type of auction from large to small. Auction Weekly lists government auctions, estates, IRS, U.S. customs, city, county, state, bankruptcy, lien auctions, antiques, business liquidations, U.S. Dept. of Defense, and U.S. Marshal.

     Internet  Kiosk  Marketing

     While we cannot be sure we will succeed with our goal, we intend to seek to have the 2,000 internet kiosks installed and operating in hotels at the end of a two-year period. To accelerate penetration of the hotel market and the use of the installed kiosks, in September 1999 we initiated a major 45-day marketing campaign for our kiosk division. The sales and marketing campaign includes:

* Advertising in trade magazines and attending trade shows to enhance our kiosk program's visibility with hotel operators. An example is the Asian-American Hotel Association, which represents approximately 60% of the franchised mid and economy priced hotel owners.

* Providing the hotel upon kiosk installation with a full marketing program to increase guest usage. This includes signage, which will be intended to draw guests to the kiosk, and obtaining email while traveling. Guest access to their email requires only knowing the short address of the mail servers of their internet service providers (ISP) and password they currently use to access their mail. This information is the same that is inputted into their home or office email program and is readily available to the traveler before he/she departs.

* Distribute plastic affinity cards to reward users with credits to be spent at our ShopGoOnline.com web site. Affinity members or guests of certain hotels will be offered free minutes to check for their e-mail at check-in. Some hotels look to also use the kiosks as a center around which to develop a stay rewards program for their guests.

* Develop catalogs for periodic mailing to users of the kiosks for purchase opportunities at our online sites.

* Retain sales agencies to represent our kiosk division to acquire agreements to place internet kiosks in hotels within the United States and internationally. Our most recent sales agreement was with Midwest Internet Solutions, Inc. covering Indiana, Michigan, and Ohio.

* Through January 10, 2000, we have installed a total of 167 kiosks and have agreements signed with 369 sites.

OUR  BACKGROUND

     Go Online Networks Corporation became a publicly traded corporation on the over-the-counter bulletin board in April 1990 by the "reverse acquisition" of Valencia Capital, a Colorado corporation. From this acquisition, our shareholders became the majority shareholders and the corporation in November 1990 was renamed Jones Naughton Entertainment, IncA one for four reverse stock split was accomplished at the same time, resulting in nine million common shares then outstanding.

     Under our then president, Mr. Spike Jones, Jr., we initially produced infomercials but ceased infomercial production in 1993. Mr. Jones left us and in 1995, we acquired Real Estate Television Network, Inc., a satellite real estate TV network. Real Estate Television Network's target market was the independent real estate office of the large franchised office networks, e.g. Century 21. In 1996, many of the large independent real estate firms were acquired by HSF, Inc., which resulted in a consolidated industry. The consolidation led to the decision to internally produce and provide training and other services, which were originally provided by outside vendors like Real Estate Television Network. In 1996, we sold Real Estate Television Network to AmeriNet Financial Services, Inc.

     In late 1997 and 1998, we made the strategic decision to pursue opportunities involving the internet. In the first quarter of 1998, we acquired the assets of a small advertising agency, Affiliated Marketing Services, Inc which we intended to move into internet advertising. We determined that Affiliated Marketing Services, Inc.'s internet progress was insufficient, and during the fourth quarter of 1998, we sold Affiliated Marketing Services, Inc. back to its management.

     Subsequent to the sale, we made our initial investment in AMS Acquisition Corp., a previously unaffiliated corporate entity which was and continues to be the developer of ShopGoOnline.com, investing $25,000 for a 75% equity interest. AMS Acquisition Corp. was formed in Nevada on June 29, 1998. Management of that corporation received a repurchase option to acquire back 26% of the outstanding shares from us. We subsequently purchased this repurchase option. We issued to management (primarily its President Scott Claverie) 1,250,000 shares of our common stock, along with cash consideration.

     During March 1998 we entered into an agreement to acquire the assets of Sign Products of America, Inc., an unaffiliated business formed in November 1995 in California, which was engaged in the manufacturing, marketing, management and display of advertising and informational kiosks. The purchase price was $50,000 with a down payment of $25,000 plus four equal quarterly installments at the 90 day, 180 day, 270 day and 350 day anniversaries of the closing date. We subsequently resold this business back to its original owners when we determined it would not be sufficiently profitable for us.

     We acquired a 75% interest in Auctionomics, Inc. from Nathan A. Wolfstein IV and Harvey A. Turell, the two previously unaffiliated founders/shareholders in June 1999. Auctionomics, Inc. was formed in Nevada in June 1999. The consideration was 500,000 shares of our common stock and a two-year warrant to acquire an additional 500,000 shares of our common stock at $0.50. The shareholders, Messrs. Turell and Wolfstein, are entitled to receive a bonus of 25% of Auctionomics.com pre-tax income, so long as they retain their 25% ownership. If their shareholdings are reduced, the bonus is reduced proportionally. We provided Auctionomics, Inc. with $25,000 for working capital shortly after the acquisition in June 1999.

     At a meeting of shareholders held on September 8, 1999, we reincorporated in Delaware and changed our name to Go Online Networks Corporation. This change was designed to provide us with the advantages of Delaware law for a public corporation and to change the name to reflect our new internet businesses.

     On January 10, 2000, we entered into an agreement with Westlake Capital Corp., pursuant to which we issued 3,000,000 of our newly-issued shares of common stock to acquire Westlake. Westlake was a reporting company with the Securities and Exchange Commission. As part of the acquisition, we elected to have successor issuer status under rule 12g-3 of the Securities Exchange Act of 1934, which makes us a reporting company.

RESEARCH  AND  DEVELOPMENT

     We have not spent any measurable amount of time on research and development activities.

EMPLOYEES

     As of August 31, 1999, we had 14 full-time employees and 6 part time employees, including employees in each of our divisions. Of these employees, three work in our administrative offices, three are employed by our internet kiosk division, nine are employed by our ShopGoOnline.com division and five are employed by our Auctionomics division. None of our employees is covered by any collective bargaining agreement. We believe that our relations with our employees are good.

FACILITIES

     Our principal executive offices are located at 5681 Beach Boulevard, Suite 101/100, Buena Park, California 90621. Effective July 21, 1999 we entered into a lease for this office space. The term of the lease is for 3 years with monthly base rent payments of $1,600. The rent for the first year was prepaid. Future base rent commitments during the years ended December 31 under this lease are summarized as follows: 2000 - $ 8,000; 2001 - $ 19,200; and 2002 - $
11,200.

     Effective May 15, 1999, we entered into a lease for office space in northern California used by our ShopGoOnline.com division. The term of the lease is for 5 years with monthly base rent payments of $1,615. The base rent amounts are subject to increases of 3% per annum. We have the right to terminate the lease between May 15, 2000 and June 15, 2000 and also between May 15, 2002 and June 15, 2002. The first years rent was prepaid. Future base rent commitments during the years ended December 31 under this lease are summarized as follows: 2000 - $ 19,380; 2001 - $19,380; 2002 - $ 19,380; 2003 - $ 19,380;
and  2004  -  $  8,075.

     Effective August 12, 1999, we entered into a lease for office space for our marketing department located at 13101 Washington Blvd., Suite 231, Culver City, California. The term of the lease is until September 30, 2000, with a month to month tenancy thereafter, with monthly base rental of $1,254.00 per month.

     At the end of the lease terms for all of our rental space, we believe that we can lease the same or comparable offices at approximately the same monthly rate.

MARKET  FOR  GONT'S  SECURITIES

        GONT has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933 pursuant to Rules 504 of Regulation D and Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission. GONT's common stock is traded on the OTC Bulletin Board operated by Nasdaq under the symbol GONT. Although GONT filed an SB-2 Registration Statement seeking to register certain securities for resale by selling shareholders and obtain reporting status, that SB-2 Registration Statement was withdrawn. Consequently, GONT has not become or otherwise been a reporting company under the Securities Exchange Act of 1934. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934. GONT is required to become a reporting company by the close of business on January 13, 2000 or no longer be listed on the OTC Bulletin Board. GONT effected the stock exchange transaction with Westlake on January 10, 2000 and became a successor issuer thereto in order to comply with the reporting company requirements implemented by the over-the-counter bulletin board.

     The following table sets forth the high and low closing prices for shares of GONT common stock for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Prior to September 22, 1999, GONT common stock was listed under the symbol "JNNE." Effective on September 22, 1999, the trading symbol for GONT common stock changed to GONT.

                                         CLOSING  PRICES
     YEAR     PERIOD                       HIGH     LOW
     ----     ------                     -------  -------
     1999     First  quarter               .09     .02
              Second  quarter              .74     .09
              Third  quarter               .70     .36
              Fourth  quarter              .49     .12

     1998     First  quarter               .07     .04
              Second  quarter              .16     .03
              Third  quarter               .10     .03
              Fourth  quarter              .05     .02


     The number of beneficial holders of record of GONT common stock as of the close of business on September 24, 1999 was approximately 223. Many of the shares of Go Online's common stock are held in "street name" and consequently reflect numerous additional beneficial owners, which we are advised is approximately 9,925 as of August 24, 1999.

     At September 30, 1999, GONT had outstanding options to purchase 2,450,000 shares of common stock at exercise prices ranging from $.20 to $5.50, with a weighted average option price of $.27.

     At September 30, 1999, GONT had 2,614,523 shares of common stock which could be sold pursuant to Rule 144. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, who has beneficially owned restricted shares of common stock for at least one year is entitled to sell, in certain brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume during the four calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above.

MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following table sets forth the names and ages of the current directors and executive officers of GONT who will remain so with the combined entity, their principal offices and positions and the date each such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

     Our  directors  and  executive  officers  are  as  follows:

Name                    Age     Positions
----                    ---     ---------
Joseph  M.  Naughton     56     Chairman,  Chief  Executive  Officer,
                                Director

Scott Claverie           39     Director; President of AMS Acquisition Corp.
                                Dba  GoOn-line.com

Jim Cannon               65     Director; Director of Operations, Go Online
                                Kiosk  Division;  Secretary

Michael  Abelson         51     Director


     JOSEPH M. NAUGHTON, Chairman B Mr. Naughton has been our President since May 1991. From September 1986 through October 1987, Mr. Naughton was Operations Manager for Shop Television Network in which he oversaw the marketing and merchandising from that company. In October 1987 Mr. Naughton was elected to Shop Television Network's Board and Directors and appointed simultaneously Executive Vice President and Chief Operating Officer. Shop Television Network's wholly-owned subsidiary ShopTV, Inc. was acquired by the JC Penney Company in 1988 and Mr. Naughton was a Vice President of Operations for the renamed JC Penny Television Shopping Channel, the TV home shopping program arm of the JC Penney Company until June 1991. Mr. Naughton was responsible for overseeing the video production and cable distribution for the JC Penney and Shop Television Network. Prior to Shop Television Network, Mr. Naughton served as VP/General Merchandising Manager for the GEMCO division of Lucky Stores from January 1985. From May 1970 until October 1986, Mr. Naughton worked for Lucky Stores, Inc. and its wholly owned subsidiary Gemco Stores.

     SCOTT CLAVERIE, Director and President of AMS Acquisition Corp. B Mr. Claverie will be directing the operations and marketing efforts of ShopGoOnline.com. From June 1997 until June 1999, Mr. Claverie was Business Operations Manager for Cal State University at Chico where he was responsible for management and support of the support staff for the university's voice network. From February 1994 until June 1996, he was a branch manager for Computer Telephone Corp. Computer Telephone Corp. markets a large variety of telecommunication services and was responsible for managing a significant portion of Pacific Bell's customer base. From September 1991 to February 1994, Mr. Claverie was an account executive for MCI Telecommunications, where he marketed communication products and services to the business community. From June 1987 through August 1990, he was Advertising Director of the Chico News & Review, where he supervised and coordinated activities of sales personnel in the display and classified departments. From May 1981 through September 1986, Mr. Claverie was a retail manager for Gemco Stores, managing the operations for the fine jewelry and camera department.

     JIM CANNON, Director of Operations -- Mr. Cannon has over 30 years of experience in the hospitality, lodging, and food and beverage industry. A graduate of Cornell University with a Bachelor's of Science degree in Business and Food Technology. He is an eleven-year veteran of the Days Inn organization, serving as Vice President of Franchise Operations. From September 1998 until April 1999, Mr. Cannon was with ShoLodge Franchise Systems. From March 1997 until September 1998, Mr. Cannon was Director of Franchise Sales for Country & Hearth Inns in Atlanta, Georgia. From August 1990 through August 1996, Mr. Cannon was National Director of Franchise Development for Hospitality International, Inc. in Atlanta, Georgia. During 1990 and 1991, Mr. Cannon worked in sales of Friendship Inn and Econolodge franchises for Econolodges of America, Inc. in North Bergen, New Jersey. In addition, Mr. Cannon's past experience includes senior level executive positions with Columbia Sussex Corporation, Inc. (a Holiday Inn Franchise Group), Days Inn or America, Inc and other hotels and restaurants.

     DR. MICHAEL ABELSON, Director. Dr. Abelson is President of Abelson & Company, a firm he founded in 1986, which specializes in improving real estate management and sales associate profitability. Dr. Abelson is also on the faculty of Texas A&M University in the Department of Management, which he joined in 1981.

EXECUTIVE  COMPENSATION

Summary  Compensation  Table

     The following GONT summary compensation table shows certain compensation information for services rendered in all capacities for the three fiscal years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1999. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.



                                           SUMMARY COMPENSATION TABLE

                          Annual  Compensation                 Long  Term  Compensation
                    --------------------------              -------------------------------
                                                               Awards                     Payouts
                                                           ---------------           -------------------
                                                                                     SECURITIES
                                                       OTHER ANNUAL   RESTRICTED     UNDERLYING     LTIP      ALL OTHER
                                 SALARY      BONUS     COMPENSATION   STOCK Awards    OPTIONS      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL   YEAR          ($)        ($)            ($)        ($)           SARS (#)       ($)         ($)
 POSITION
Joseph Naughton      1999         $15,500     -0-            -0-         -0-            -0-           -0-        -0-
(President, CEO)     (6/30)

                     1998          25,515     -0-            -0-        - 0 -          - 0 -          -0-        -0-
                     (12/31)

                     1997          34,750     -0-            -0-         -0-            -0-           -0-        -0-
                     (12/31)

                     1996          48,000     -0-            -0-         -0-            -0-           -0-        -0-
                     (12/31)

Jim Cannon (1)       1998           - 0 -     -0-            -0-         -0-            -0-           -0-        -0-
                     (12/31)

                     1999          15,000     -0-            -0-        - 0 -          - 0 -          -0-        -0-
                     (6/30)

Michael English (2)  1996         $48,000     -0-            -0-         -0-            -0-           -0-        -0-
                     (12/31)


(1)  Mr.  Cannon  commenced  his  employment  with  the  Company  in  1999.
(2)  Mr. English was President of the Company until his resignation during 1996.



                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                      (INDIVIDUAL GRANTS)


                    NUMBER OF SECURITIES            PERCENT OF TOTAL
                         UNDERLYING              OPTIONS/SAR'S GRANTED
                    OPTIONS/SAR'S GRANTED        TO EMPLOYEES IN FISCAL    EXERCISE OF BASE PRICE
NAME                       (#)                            YEAR                  ($/SH)                 EXPIRATION DATE
----------------------------------------------------------------------------------------------------------------------
Joseph M. Naughton         -0-                             --                     --                        --
------------------  ----------------------       ----------------------     -----------------------    ---------------
James Cannon               -0-                             --                     --                        --





                                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                             AND FY-END OPTION/SAR VALUES

                                       21


                                                              NUMBER OF UNEXCERCISED
                                                              SECURITIES UNDERLYING          VALUE OF UNEXERCISED IN-THE-
                                                              OPTIONS/SARS AT FY-END (#)     MONEY OPTION/SARS
                    SHARES ACQUIRED ON                        EXERCISABLE/UNEXERCISABLE      AT FY-END ($)
NAME                EXERCISE (#)         VALUE REALIZED ($)                                  EXERCISABLE/UNEXERCISABLE
                    -------------------  ------------------   --------------------------    -----------------------------
Joseph M. Naughton         -0-                 -0-                       - 0 -                        --
------------------  -------------------  ------------------   --------------------------    -----------------------------
James Cannon               -0-                 -0-                       - 0 -                        --


Compensation  of  Directors

     Our Directors have not received any compensation for serving in such capacity. We currently contemplate that we will pay each outside director up to $500 to attend meetings will provide certain option grants and/or restricted stock awards as compensation for its outside Directors in the future for serving in such capacity.

Employment  Agreements

     Effective May 1, 1999 we entered into a consulting agreement with Michael Abelson, one of our directors, whereby Mr. Abelson was engaged to assist in the creation of our real estate website for our ShopGoOnline.com operating division. The term of the agreement is for one year but can be terminated by us with or without cause with 30 days notice. Compensation to Mr. Abelson is summarized as follows:

*    Monthly  cash  consulting  fee  of  $5,000;
* Quarterly bonus equal to 15% of the gross revenues earned by us through our real estate web site developed by Mr. Abelson; and options to acquire 25,000 shares of stock for each $500,000 in gross revenues attributable to the real estate web site developed by us.

     Effective April 12, 1999 we entered into an employment agreement with James Cannon. The agreement is for a term of one year but is subject to termination by us for cause. Both we and Mr. Cannon have the right to terminate the agreement after giving the other party thirty days notice. In the event that the agreement is terminated by us without cause, Mr. Cannon will be entitled to compensation earned computed pro-rata up to the date of termination. Mr. Cannon's compensation during the term of the agreement will be as follows:

*    Base  salary  of  $60,000  per  year;
* Quarterly bonus of 20% of the net advertising revenues of the Community Marquee Division generated as a result of Mr. Cannon's direct efforts during the previous quarter;
* Alternative quarterly bonus equal to 25% of the net advertising revenues of the Community Marquee Division generated by parties other than Mr. Cannon; and
* Options to purchase 25,000 shares of our common stock for each twenty-five kiosks shipped up to a maximum of 150 kiosks. The exercise price of the options shall be equal to 60% of the closing bid price of our common stock on the last business day of the month in which Mr. Cannon becomes eligible.

CERTAIN  TRANSACTIONS

     Joseph M. Naughton, our Chief Executive Officer has made several loans to Go Online. As of December 31, 1998 and as of June 30, 1999 the amounts payable to Mr. Naughton for advances totaled $130,242 and $124,222 respectively. In addition there is unpaid compensation due to him of $48,000 for 1996, $61,250 for 1997, $70,485 for 1998 and $32,500 for the six months ended June 30, 1999. The balances payable for compensation to Mr. Naughton totaled $179,735 at December 31, 1998 and $212,235 at June 30, 1999. The balances payable to Mr. Naughton are uncollateralized, bear no interest and are payable on demand. This loan is on terms which are substantially better than could be obtained from third parties.

     Effective February 26, 1999 we entered into a joint venture agreement with Scott Claverie whereby 25,000 shares of AMS Acquisition Corp. were transferred (25% ownership of AMS) to Mr. Claverie. We also granted Mr. Claverie warrants to acquire an additional 26,000 shares of AMS at $1.00 per share following the end of the first profitable quarter of operations, but in no event later than twelve months after the February 26, 1999 agreement date. Effective April 19, 1999 we exchanged 1,250,000 restricted shares of our common stock for the warrants. These 1,250,000 shares were recorded at $.275 per share, one half of the market value of free trading shares of our common stock on April 19, 1999, and recorded as an expense totaling $343,750. As a part of the joint venture agreement, we agreed to provide AMS with $25,000 for working capital. Mr. Claverie transferred to AMS all equipment, intellectual property, technology associated with the individuals internet-based business. These transactions were all on terms as fair as those obtainable from third parties.

     During 1996 we sold our wholly-owned subsidiary Real Estate Television Network, Inc. in exchange for shares of stock of AmeriNet Financial Services, Inc., the entity that acquired Real Estate Television Network. Since we were unable to receive free trading shares of AmeriNet as agreed, on July 9, 1998 we filed a lawsuit against AmeriNet and certain of its officers and directors alleging breaches of written contracts, fraud and violations of various Corporate Code sections. On September 2, 1998, AmeriNet filed a cross-complaint against us alleging fraud and misrepresentation, breaches of contracts and conspiracy. In the cross-complaint AmeriNet sought damages in the approximate amount of $12,000,000, together with exemplary and punitive damages, attorney's fees and cost of the suit. The actual losses identified by the cross-complaint were less than $500,000. Effective on December 15, 1999, we entered into a settlement with AmeriNet which provided for AmeriNet (which had subsequently been renamed Homespace, Inc.) to issue to us 200,000 shares of Homespace common stock and pay us $100,000, with mutual releases of claims on both sides.

     On December 3, 1998, related to a different litigation matter, a default judgment was entered against us in the approximate amount of $55,000 for alleged amounts owed by Real Estate Television Network for which the plaintiff alleges was also owed by us. On July 14, 1999 the default judgement was set aside based on the fact that we were never properly served with a summons and complaint. We contend that we are not liable for the amounts due since Real Estate Television Network was a separate corporation and we never guaranteed this obligation.

RISK  FACTORS

     INVESTORS CANNOT DETERMINE POTENTIAL REVENUES, PROFITS OR FAILURES FROM OUR HISTORY BECAUSE OUR INTERNET RELATED BUSINESSES HAVE EXISTED FOR ONLY A SHORT PERIOD OF TIME. . Our executive officers commenced our major lines of business -- the Shop Go Online e-commerce site, our Go Online kiosk businesses and our Auctionomics business -- relatively recently. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. In addition, you must consider our prospects in light of the risks and uncertainties encountered by companies in an early stage of development in new and rapidly evolving markets.

     WE HAVE NEVER BEEN PROFITABLE AND MAY NOT BE PROFITABLE IN THE FUTURE. We have incurred losses in our business operation since our inception. We expect to continue to lose money for the foreseeable future, and we do not know when we will become profitable, if at all. Failure to achieve and maintain profitability may adversely affect the market price of our common stock.

     OUR AUDITORS HAVE ADVISED THAT WE HAVE TO OBTAIN ADDITIONAL CAPITAL TO CONTINUE IN BUSINESS. Our auditors in their report included in this prospectus have expressed doubt about our ability to continue as a going company. That risk is primarily dependent on our ability to raise sufficient money to undertake our new business plan. If we do not continue as a business, our stock would be worth substantially less.

     WE  MAY  BE  UNABLE TO MEET OUR CAPITAL REQUIREMENTS WHICH MAY SLOW DOWN OR
CURTAIL OUR BUSINESS PLANS . If our capital is insufficient to conduct our business and if we are unable to obtain needed financing, we will be unable to promote our two e-commerce websites, build and place sufficient kiosks or otherwise maintain our competitive position. Since we intend to rapidly commence advertising our e-commerce sites and since we desire to place internet kiosks rapidly to get market share, it is certain that we will require additional capital. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable to raise the capital required to fund our growth, on acceptable terms, our business may be seriously harmed or even terminated.

     IF  OUR  ONLINE  SERVERS  FOR  OTHER  SHOPGOONLINE  OR  AUCTIONOMICS BECAME
UNAVAILABLE, WE COULD LOSE CUSTOMERS. We could lose existing or potential customers for our ShopGoOnline and Auctionomics businesses if they do not have ready access to our online servers, or if our online servers and computer systems do not perform reliably and to our customers' satisfaction. Network interruptions or other computer system shortcomings, such as inadequate capacity, could reduce customer satisfaction with our services or prevent customers from accessing our services and seriously damage our reputation. As the number of individual users increases, we will need to expand and upgrade the technology underlying our online services. We may be unable to predict accurately changes in the volume of traffic and therefore may be unable to expand and upgrade our systems and infrastructure in time to avoid system interruptions.

     WE CANNOT ALWAYS CONTROL THE AVAILABILITY AND QUALITY OF OUR PRODUCTS, THEREBY INCREASING THE POSSIBILITY OF PROBLEMS WITH CUSTOMERS, BECAUSE WE RELY ON THIRD-PARTY MERCHANDISE VENDORS FOR SUPPLY, SHIPPING AND QUALITY OF PRODUCTS FOR OUR SHOPGOONLINE SITE. We rely on various vendors to supply us with merchandise. We will likely not have any long-term contracts or arrangements with our vendors that guarantee the availability of merchandise. We may not be able to obtain sufficient quality and quantities of merchandise at competitive prices. Also, the quality of service provided by such parties may fall below the standard needed to enable us to conduct our business effectively.

     OUR OPERATIONS MAY BE HARMED BY ACTIONS OUTSIDE OF OUR CONTROL BECAUSE WE RELY ON OTHER THIRD PARTIES IN CONDUCTING OUR E-COMMERCE OPERATIONS. In conducting our operations, we have decided that most activities will be completed by several other third parties. We consequently cannot control the quality of the products or the level of service they provide. This could hurt our e-commerce businesses because customers could become dissatisfied. Our third party vendors include the following:

     Fulfillment. Third parties will fulfill a significant portion of our sales. Any service interruptions experienced by these distribution centers as a result of labor problems or otherwise could disrupt or prevent fulfillment of customer orders;
     Payment processing. We will rely on one or two processors of credit card transactions. If computer systems failures or other problems were to prevent them from processing our credit card transactions, we would experience delays and business disruptions; and
     Shipping. We will use one or two primary delivery services to ship our products. Our business would suffer if labor problems or other causes prevented these or any other major carriers from delivering our products for significant time periods. We may not be able to maintain satisfactory relationships with any of the above parties on acceptable commercial terms, and the quality of services that they provide may not remain at the levels needed to enable us to conduct our business effectively.

     DEPENDENCE ON THE LODGING INDUSTRY AND CHANGES IN VIEWING HABITS FOR OUR KIOSK BUSINESS COULD ADVERSELY EFFECT OUR PROFITS. Our kiosk business is closely linked to the performance of the lodging industry. Declines in hotel occupancy or changes in the mix of hotel guests as a result of general business, economic, seasonal and other factors can have a significant impact on our kiosk revenues.

     RELIANCE ON KIOSK PROVIDERS MAY DELAY DELIVERY AND SLOW REVENUES FROM OUR KIOSK DIVISION. We currently rely upon two suppliers who developed and who manufacturer our internet kiosks. The loss of either of these suppliers could slow our ability to deliver kiosks in accordance with our hotel contracts and consequently could hurt our relationships with those hotels and our revenues would decrease. While we believe that we could find other suppliers who could manufacture our kiosks, we may incur increased costs and require additional time to deliver those kiosks.

     WE MAY NOT BE ABLE TO ACCURATELY PROJECT THE RATE OR TIMING OF INCREASES, IF ANY, IN THE USERS OF OUR SHOPGOONLINE WEBSITE OR OUR INTERNET AUCTION SERVICE SUFFICIENTLY TO TIMELY EXPAND AND UPGRADE OUR SYSTEMS AND INFRASTRUCTURE TO
ACCOMMODATE ANY INCREASES. We intend to use internally developed systems to operate our service and for transaction processing, including billing and collections processing. We will be required continually to improve these systems in order to accommodate the level of use of our auction website. In addition, we may add new features and functionality to our services that would result in the need to develop or license additional technologies. Our inability to add additional software and hardware or to upgrade our technology, transaction processing systems or network infrastructure to accommodate increased traffic or transaction volume could cause unanticipated system disruptions, slower response times, degradation in levels of customer support, impaired quality of the users' experience on our service and delays in reporting accurate financial information.


ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.  OTHER  EVENTS

     Successor  Issuer  Election.

     Upon execution of the Exchange Agreement and delivery of the GONT shares to the shareholders of Westlake, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, GONT became the successor issuer to Westlake for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective January 10, 2000.

ITEM  6.  RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

        Not  applicable.

ITEM  7.  FINANCIAL  STATEMENTS

        The financial statements of GONT for the fiscal year ending December 31, 1998 and for the nine months ended September 30, 1999 are included herein. In addition, pro forma financial statements reflecting the combined financial statements of Westlake and GONT at September 30, 1999 are included herein.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


The  Board  of  Directors
Go  Online  Networks  Corporation
Buena  Park,  California


We have audited the accompanying balance sheet of Go Online Networks Corporation and Consolidated Subsidiaries as of December 31, 1998, and the related statements of operations, stockholders' (deficit) and cash flows for the two years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Go Online Networks Corporation and Consolidated Subsidiaries as of December 31, 1998 and the results of its operations, changes in its stockholders' (deficit) and its cash flows for the two years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubts about its ability to continue as a going concern. Management's plan to continue in operations is contained in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                         Schumacher  &  Associates
                         Certified  Public  Accountants
                         12835  E.  Arapahoe  Road
                         Tower  II,  Suite  110
                         Englewood,  CO  80112
August  27,  1999


             GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEETS


                                       ASSETS
                                       ------

                                       27


                                                   December 31,    September 30,
                                                       1998            1999
                                                --------------------------------
                                                (Unaudited)
Current Assets:
 Cash                                             $       2,271   $      189,617
 Accounts receivable                                           -           2,647
 Prepaid expenses                                              -           5,958
 Trust account receivable (Note 1)                       137,946               -
                                               ------------------  --------------
    Total Current Assets                                 140,217         198,222

Designs and trademarks, net of
 accumulated amortization of $12,500
 at December 31, 1998 and $21,875 at
 September 30, 1999 (Note 9)                              37,500          28,125
Security deposits                                              -           2,500
Equipment, net of accumulated depreciation
 of $36,081 at September 30, 1999                              -         382,577
                                               ------------------  --------------

TOTAL ASSETS                                   $         177,717   $     611,424
                                               ==================  ==============

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
  Accounts payable and accrued expenses        $          66,041   $     133,663
  Notes payable and accrued interest
   (Note 8)                                              129,291         134,673
  Unearned revenue (Note 1)                                    -         145,000
  Advances from and accrued expenses
   to officer (Note 2)                                   309,977         377,707
  Other liabilities (Notes 9 and 10)                      37,500               -
                                               ------------------  --------------
    Total Current Liabilities                            542,809         791,043

Convertible debentures (Note 4)                                -         538,462
                                               ------------------  --------------
TOTAL LIABILITIES                                        542,809       1,329,505
                                               ------------------  --------------

Commitments and contingencies
 (Notes 1,2,3,4,5,6,7,8,9 and 10)                              -               -
Stockholders' (Deficit):
 Convertible preferred stock, no par
   value, 100,000,000 shares authorized,
   638,333 issued and outstanding as of
   December 31, 1998 and 499,333 shares
   at September 30, 1999                                 217,533         168,883
  Common stock, no par value,
   100,000,000 shares authorized,
   54,450,028 shares issued and
   outstanding at December 31, 1998 and
   71,873,510 shares at September 30, 1999             5,785,303       7,453,689
  Accumulated (Deficit)                               (6,367,928)     (8,340,653)
                                               ------------------  --------------
TOTAL STOCKHOLDERS' (DEFICIT)                           (365,092)       (718,081)
                                               ------------------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)  $         177,717   $     611,424
                                               ==================  ==============

       The accompanying notes are an integral part of the financial statements.



                               GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES

                                          CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                             Nine Months           Nine Months
                                       Year Ended       Year Ended             Ended                 Ended
                                       December 31,     December 31,         September 30,         September 30,
                                           1997           1998                  1998                 1999
                                      ------------     --------------       -----------------     --------------
                                                                             (Unaudited)           (Unaudited)

Revenue
   Sales                             $           -      $            -       $          -         $     13,017
                                     --------------     ---------------      ---------------      ----------------

Expenses:
 Advertising                                     -                   -                  -               12,259
 Amortization and
  depreciation                                   -              12,500              9,375               45,455
 Rent                                        7,472               7,451              5,610               36,135
 Legal fees                                 39,317             120,048             91,136              306,612
 Stock issued for services                  20,000             124,375             93,280                    -
 Salary and payroll taxes                        -                   -                  -              117,055
 Compensation, officer                      96,000              96,000             72,000               72,000
 Common stock issued for
 Website development (Note 10)                   -                   -                  -              180,000
 Other                                       2,552              82,100             62,600              364,049
                                     --------------        -----------------      --------------    -------------
Total Operating Expenses                   165,341             442,474            334,001             1,133,565
                                     --------------        -----------------      --------------    -------------
Net (Loss) Before Other
 Income (Expense)                         (165,341)           (442,474)          (334,001)           (1,120,548)
Other (Expense):
 Option buy back (Note 10)                       -                   -                  -              (625,000)
 Operating loss of segment
  disposed of                                    -            (145,203)                 -                     -
 Discount on convertible
  debentures (Note 4)                            -                   -                  -              (188,462)
 Loss from disposition of
  segment disposed of (Note 5)                   -             (94,845)                 -                     -
 Interest expense                           (7,176)           (121,322)           (90,942)              (38,715)
                                     --------------        -----------------  ---------------       ---------------

Net (Loss)                           $    (172,517)        $  (803,844)       $  (424,943)          $ 1,972,725)
                                     ==============        =============     ===============       ===============

Per Common Share                     $        (.01)        $      (.02)       $      (.01)          $       (.02)
                                     ==============        =================  ===============       ===============

Weighted Average
 Shares Outstanding                     31,682,602          44,558,017         40,869,284             65,823,983
                                     ==============       ================    ===============       ===============


The acconpanying notes are an integral part of the financial statements.



                                  GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                                  ------------------------------------------------------------

                                          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                        From December 31, 1996 through December 31, 1998
                                 and from January 1, 1999 through September 30, 1999 (Unaudited)




                                      Preferred       Stock          Common         Stock          Accumulated
                                      No./Shares      Amount         No./Shares     Amount          (Deficit)         Total
                                      -----------     ------         ----------     ----------     -------------     -------


Balance at December 31, 1996          1,064,667      $ 366,750      28,699,328     $4,592,728     $(5,391,567)      $ (432,089)

Common stock issued                           -              -       5,840,000        129,150               -          129,150

Preferred stock converted              (126,667)       (44,333)        126,667         44,333               -                -

Loss for the year ended
December 31, 1997                              -             -                                       (172,517)        (172,517)
                                      -----------     ----------    ------------   -------------  -------------      ----------

Balance at December 31, 1997             938,000       322,417      34,665,995      4,766,211      (5,564,084)        (475,456)

Common stock issued                            -             -      19,484,366        914,208               -          914,208

Preferred stock converted               (299,667)     (104,884)        299,667        104,884               -                -

Loss for the year ended
December 31, 1998                              -             -               -              -        (803,844)        (803,844)
                                      -----------    ----------     ----------     ----------     -------------    ------------

Balance at December 31, 1998             638,333        217,533     54,450,028      5,785,303      (6,367,928)        (365,092)

Common stock issued                            -              -     17,284,482      1,619,736               -        1,619,736

Preferred stock converted               (139,000)       (48,650)       139,000         48,650               -                -

Loss for the nine months ended
September 30, 1999                             -              -              -              -      (1,972,725)      (1,972,725)
                                       -----------     ----------    ----------     ----------    -------------     ------------

Balance at September 30, 1999
(Unaudited)                              499,333      $ 168,883     71,873,510     $7,453,689    $ (8,340,653)     $  (718,081)
                                       ===========    ==========    ==========     ==========    =============     ============

The accompanying notes are an integral part of the financial statements.



                              GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                         Nine Months          Nine Months
                                     Year Ended        Year Ended          Ended                Ended
                                     December 31,      December 31,      September 30,        September 30,
                                        1997             1998                1998                 1999
                                    ------------      -------------     --------------      ----------------
                                                                          (Unaudited)          (Unaudited)
Operating Activities:
 Net (Loss)                          $(172,517)        $(803,844)        $ (424,943)         $  (1,972,725)
  Adjustments to reconcile net
  (loss) to net cash (used in)
  operating activities:
   Amortization and depreciation             -            12,500              9,375                 45,455
   Increase (decrease) in accounts
    payable and accrued expenses        (6,172)           46,651             35,929                 67,623
   Increase in unearned revenue              -                 -                  -                145,000
   Discount on debenture                     -                 -                  -                188,462
   Other                               (26,335)          126,382            109,540                342,453
                                     ----------        ----------        -----------           ------------

 Net Cash (Used in) Operating
  Activities                          (205,024)         (618,311)          (270,099)            (1,183,732)
                                     ----------        ----------          -----------         ------------

Investing Activities:
 Investment in equipment                     -                 -                  -               (418,658)
 Investment in designs and
  trade name                                 -           (50,000)                 -                      -
                                     ----------         ----------         ------------         -----------

 Net Cash Provided by (Used in)
  Investing Activities                       -           (50,000)                 -               (418,658)
                                     ----------         ----------         -----------          -----------

Financing Activities:
 Repayment of notes and advances
  payable                                    -           (31,427)           (23,570)                     -
 Common stock issued                   178,483           694,883            290,112              1,439,736
 Proceeds from notes and
  advances payable                      28,515                 -                  -                350,000
                                    ----------         ----------         ----------             ----------

Net Cash Provided by
 Financing Activities                  206,998           663,456            266,542              1,789,736
                                    ----------         ----------         ----------            -----------

Increase (decrease) in Cash              1,974            (4,855)            (3,557)               187,346
Cash at Beginning of Period              5,152             7,126              7,126                  2,271
                                    ----------         ----------         -----------            ---------

Cash at End of Period                $   7,126         $   2,271          $   3,569               189,617
                                    ==========        ==========         ==========             ==========

Interest Paid                        $   7,176         $ 121,322          $  60,500             $  38,715
                                    ==========        ==========         ===========            ==========
Income Taxes Paid                    $       -         $       -          $       -             $       -
                                    ==========        ==========         ============           ==========


The accompanying notes are an integral part of the financial statements.

    GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

               NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
   December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(1)     Summary  of  Significant  Accounting  Policies
        ----------------------------------------------

     A.     Organization  and  Principles  of  Consolidation
            ------------------------------------------------

The consolidated financial statements of Go Online Networks Corporation, formerly Jones Naughton Entertainment, Inc. and Consolidated Subsidiaries include the accounts of Go Online Networks Corporation, incorporated in Colorado on October 20, 1987, and its subsidiaries AMS Acquisition Corp. (AMS), incorporated in Nevada on June 2, 1998 and Auctionomics, Inc., incorporated in Nevada on June 8, 1999. Jones Naughton Entertainment, Inc. changed its name to Go Online Networks Corporation on September 8, 1999. References to the Company refer to Go Online Networks Corporation and its subsidiaries. As of December 31, 1998, AMS was a wholly-owned subsidiary of Go Online Networks Corporation. As of September 30, 1999, AMS and Auctionomics are 75% owned subsidiaries of Go Online Networks Corporation. The Company is in the information technology business. All intercompany accounts have been eliminated in the consolidation. The Company has selected December 31 as its year end.

     B.     Use  of  Estimates  in  the  Preparation  of  Financial  Statements
            -------------------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

C.     Basis  of  Presentation  -  Going  Concern
       ------------------------------------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses since its inception and has a net capital deficiency. Management's plan to continue in operations is to continue to attempt to raise additional debt or equity capital including the proposal to publicly offer securities subject to the effectiveness of a registration statement with the Securities and Exchange Commission. During the nine month period ended September 30, 1999, the Company had proceeds of approximately $1,400,000 from debt and equity transactions.

In view of these matters, realization of certain of the assets in the accompanying financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

               NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
     December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(1)     Summary  of  Significant  Accounting  Policies,  Continued
        ----------------------------------------------------------

     D.     Per  Share  Information
            -----------------------

The per share information is computed based upon the weighted average number of shares outstanding.

     E.     Equipment
            ---------

The Company carries its investment in equipment, principally consisting of office equipment and computer access kiosks installed at customer locations, at cost net of accumulated depreciation. Depreciation is provided over a five year period on a straight-line basis.

     F.     Geographic  Area  of  Operations
            --------------------------------

The Company's customers are principally in the U.S.A. The potential for severe financial impact can result from negative effects of economic conditions within the market or geographic area. Since the Company's business is principally in one area and in one industry, this concentration of operations results in an associated risk of uncertainty.

     G.     Intangible  Assets
            ------------------

The Company reviews the carrying value of its intangible assets on a periodic basis, at least quarterly, to determine if there is any impairment in carrying value. As of September 30, 1999 and the Company believes that there is no impairment in value of the carrying value of its intangible assets.

     H.     Stock  Issued  for  Services  and Stock Options Granted for Services
            --------------------------------------------------------------------

The Company has issued stock and granted stock options for services. The market value of the shares issued for services was recorded as an expense in the accompanying financial statements. All options granted were at market value or higher at the time of the grant. No compensation was recorded for the options granted since any compensatory amounts would be immaterial since the options were granted at prices at least equal to market.

     I.     Income  Taxes
            -------------

The Company as of December 31, 1998 had approximately $5,500,000 of net operating loss carryovers which expire in years through 2018. A change in ownership of more than 50% of the Company my result in the inability of the Company to utilize the carryovers. As of December 31, 1998 the Company had deferred tax assets of approximately $1,650,000 related to net operating loss carryovers. A valuation allowance has been provided for the total amount since the amounts, if any, of future revenues necessary to be able to utilize the carryovers are uncertain.

     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
     December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(1)     Summary  of  Significant  Accounting  Policies,  Continued
        ----------------------------------------------------------

     J.     Trust  Account  Receivable
            --------------------------

At December 31, 1998 the Company had funds on deposit with its legal counsel held for the Company's benefit totaling $137,946. There were no restrictions on the use of the funds.

     K.     Preferred  Stock
            ----------------

The Company has outstanding 499,333 shares of Series A Preferred Stock. Each share of Series A Preferred stock is convertible into one share of common stock at the option of the holder. The Series A Preferred Stock votes on an equal per share basis with the common stock, and is eligible to receive equivalent dividends to the shares of common stock. In the event of liquidation of the Company, the Series A Preferred Stock has a liquidation preference of the number of shares plus 8% from the time of issuance.

     L.     Advertising
            -----------

The  Company  expenses  advertising  costs  as  incurred.

     M.     Unearned  Revenue
            -----------------

The Company received $145,000 related to future advertising on the Internet kiosks which has been accounted for as unearned revenue. The advertising revenue will be recognized as income when the Company has sufficient kiosks in operation to meet the terms of the agreement and will be amortized over the periods then covered on a straight-line basis. Failure to meet the number of kiosks specified by the agreement could result in the requirement to refund the unearned advertising fees.

     N.     Unaudited  Financial  Statements
            --------------------------------

The balance sheet as of September 30, 1999, the statements of operations and the statements of cash flows for the nine month periods ended September 30, 1998 and 1999, and the statement of changes in stockholders= (deficit) for the nine month period ended September 30, 1999 have been prepared by management without audit. In the opinion of management all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, cash flows and changes in stockholders (deficit) at September 30, 1999 and for all periods presented have been made.

     O.     Concentration  of  Credit  Risks
            --------------------------------

The Company carries its cash accounts in banks. As of September 30, 1999 the Company had $89,617 in a bank account in excess of the amount insured by the F.D.I.C.

     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

             NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
 December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(2)     Advances  and  Accrued  Expenses,  Related  Party
        -------------------------------------------------

The Company's Chief Executive Officer has loaned various amounts to the Company. As of December 31, 1998 and as of September 30, 1999 the amounts payable to the officer for advances totaled $130,242 and $149,222 respectively. In addition there is unpaid compensation due to him of $48,000 for 1996, $61,250 for 1997, $70,485 for 1998 and $48,750 for the nine months ended September 30, 1999. The balances payable for compensation to the CEO totaled $179,735 at December 31, 1998 and $228,485 at September 30, 1999. The balances payable to the related party are uncollateralized, bear no interest and are payable on demand.



The  following  summarizes  earned  options  granted,  exercised  and  outstanding:


                                                          Option    Expiration
Date of Grant                    # of Shares               Price       Date
--------------------             ------------            ---------  ---------

 February 27, 1996                 1,000,000             $     .35  November 1, 1997
                                 ------------            ---------
Balance outstanding
 December 31, 1996                 1,000,000             $     .35  Average option price of $.35

 April 10, 1997                      100,000             $     .25  November 1, 1997
 April 10, 1997                      100,000             $     .10  May 1, 1998
 April 10, 1997                      100,000             $     .15  November 1, 1998
 April 1, 1997                       100,000             $     .25  November 1, 1999
 February 27, 1996                (1,000,000)            $     .35  Expired November 1, 1997
 April 10, 1997                     (100,000)            $     .05  Expired November 1, 1997
                                 ------------            ---------
Balance outstanding
 December 31, 1997                   300,000             $.10-$.25

 April 10, 1997                     (100,000)            $     .10  Expired May 1, 1998
 April 10, 1997                     (100,000)            $     .15  Expired November 1, 1998
 May 3, 1998                         500,000             $     .07  February 2, 1999
 May 3, 1998                         500,000             $    .125  February 2, 1999
 May 3, 1998                         500,000             $     .25  February 2, 1999
 July 27, 1998                       500,000             $     .25  February 2, 1999
                                 ------------            ---------
Balance outstanding
 December 31, 1998                 2,100,000             $.07-$.25  Average option price of $.18

 May 3, 1998                        (500,000)            $     .07  Exercised February 2, 1999
 April 12, 1999                      150,000             $     .25  April 11, 2001
 April 12, 1999                    1,000,000             $     .20  April 11, 2001
 August 9, 1999                      200,000             $     .32  August 8, 2000
 September 15, 1999                1,000,000             $     .50  December 31, 2000
 May 3, 1998                        (500,000)            $    .125  Expired February 2, 1999
 May 3, 1998                        (500,000)            $     .25  Expired February 2, 1999
 July 27, 1998                      (500,000)            $     .25  Expired February 2, 1999
                                 ------------            ---------
Balance outstanding
 September 30, 1999
 (Unaudited)                       2,450,000             $.20-$.50  Average option price of $.27
                                 ============            =========



     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

               NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
 December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(3)     Stock  Options,  Continued
        --------------------------

The Company has other various option agreements with employees, independent contractors and consultants that have contingencies associated with the rights to exercise. These other contingent option agreements are disclosed at various locations throughout the notes to the financial statements. The above summary represents all options that are not subject to any contingencies. All options were granted at exercise prices equal to or in excess of market prices of the stock at the date of grant, therefore no compensation expense was recorded for the options.

In addition to options disclosed elsewhere in the notes to the financial statements, the Company has issued the following options to acquire restricted common stock of the Company:

A. 31,640 shares exercisable at $.20 per share at any time within one year after the Company's common stock first trades at or above $1.20 per share for thirty consecutive trading days.

B. 31,640 shares exercisable at $.40 per share exercisable at any time within one year after the publicly traded common stock of the Company has traded at $2.00 per share on each trading date for thirty consecutive days.

C. 31,640 shares exercisable at $1.00 per share at any time within one year after the publicly trade common stock of the Company has traded at $2.80 per share for thirty consecutive trading days. Such shares cannot be traded for a period of ninety days after the exercise of this option.

D. 31,640 shares exercisable at $2.00 per share, exercisable at any time within one year after the publicly traded stock of the Company has traded at $3.60 per share for thirty consecutive trading days. Such shares cannot be traded for a period of sixty days after the exercise of this option.

(4)     Convertible  Debentures
        -----------------------

During the year ended December 31, 1998 and the nine month period ended September 30, 1999 the Company issued approximately $343,000 and $100,000, respectively of convertible debentures which have been converted to common stock. The debentures were converted to common stock at 75% of the market value of the common stock. The difference between the exercise price and the market price upon exercise has been recorded as interest expense in the accompanying 1998 and 1999 financial statements in the amount of $114,333 and $33,333, respectively. In addition during September, 1999, the Company issued $538,462 of convertible debentures for $350,000. The discount of $188,462 has been recorded as an other expense similar to interest in the financial statements. As additional consideration for the purchase of the debenture, the purchaser was granted a warrant to purchase 175,000 shares of common stock of the Company at a price of $.50 per share which will expire on December 31, 2000. Since the exercise price was in excess of the market value of the stock at the time of issuance, no consideration was recorded in the financial statements. If not converted to common stock, the debenture accrues interest at 8% per annum, due and payable quarterly in arrears with the first payment due on December 31, 1999. The $538,462 convertible debenture is convertible at the option of the holder into common stock at a conversion price for each share of common stock equal to the

     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

              NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
 December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(4)     Convertible  Debentures,  Continued
        -----------------------------------

lesser of (1) 125% of the closing bid price for the common stock on the date of issuance of the debenture or (2) a percentage of the average of the three lowest closing bid prices for the common stock for the 20 trading days immediately preceding the conversion date. The applicable percentage shall be equal to the following: (I) for conversions made on or before 120 days after the date of the debenture, 105%; (ii) between 121 and 150 days, 103%; (iii) between 151 and 180 days, 100%; (iv) between 181 and 210 days, 97% or (v) after 210 days, 95%.


(5)     Investment  in  and  Disposition  of  Investment  in  Publishing  and
        ---------------------------------------------------------------------
Advertising  Business
        -------------

On July 8, 1998 AMS Acquisition Corp., a newly formed wholly-owned subsidiary of the Company acquired the assets and liabilities of a business operating several different publishing and advertising divisions located in San Diego, California. The total investment in the acquisition of the business assets approximated $240,000 including related acquisition expenses. After operating the business for approximately six months, the assets and liabilities were sold back to the original seller in exchange for assuming the then existing liabilities of the business. This sale back was effective December 31, 1998. At the time of the return of the business, the total assets of the business including goodwill of approximately $500,000, totaled approximately $858,000, and liabilities totaled approximately $904,000. While the liabilities were assumed in the sale back transaction, AMS remains contingently liable for any amounts not paid by the purchaser. The assets and the liabilities have been subsequently sold again after the buy back from AMS. The financial statements have no provision for future losses, if any, related to this contingency. The ultimate resolution of this matter cannot presently be determined.

The consolidated financial statements include a loss from the operations of this discontinued business in the amount of $145,203 and a loss from disposition of this business totaling $94,845.

(6)     Consulting  Agreements
        ----------------------

Effective February 3, 1998 the Company entered into a consulting agreement with an individual to provide financial support and market makers for the Company's publicly traded common stock. In accordance with the terms of the agreement the consultant was issued 400,000 shares valued at $.035 per share and 1,250,000 shares at $03 per share as compensation for consulting services. In addition, the consultant was granted an option to acquire 1,000,000 shares at $.05, 1,000,000 at $.07 and 1,000,000 at $.09 per share. At the time of the grant of the options, the option price was in excess of the market price of the stock. The options for the 1,000,000 shares at $.05 and the 1,000,000 shares at $.07 were exercised. The option for the 1,000,000 shares at $.09 expired unexercised.

Effective July 27, 1998 the Company entered into a consulting agreement with an individual for a 90 day period. The individual was paid $6,000 per month for providing services to assist in developing financial support for the Company's publicly traded common stock. In addition, the consultant was granted an option to purchase 500,000 shares of the Company's common stock at $.125 per share within one year of the effective date of the agreement. The option expired unexercised.

    GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

               NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
 December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(6)     Consulting  Agreements,  Continued
        ----------------------------------

Effective March 9, 1998 the Company entered into an internet public relations agreement with an entity for a three month period. For services performed, the Company issued 125,000 shares of its common stock valued at $.025 per share. The entity was also granted a ninety day option to acquire 50,000 additional shares at $.075 per share. The option expired unexercised.

Effective October 17, 1997 the Company entered into a consulting agreement with an individual whereby the individual prepared news releases and other services requested by the Company in connection with its securities market, broker dealer relationships and investor relations. The Company issued the individual 150,000 shares valued at $.066 per share for compensation related to the services performed.

(7)     Commitments  and  Contingencies
        -------------------------------

During 1996 the Company sold its wholly-owned subsidiary RETN in exchange for shares of stock of the entity acquiring RETN. Since the Company has been unable to receive free trading shares of the entity, the Company on July 9, 1998 filed a lawsuit against the purchaser and certain of its officers and directors alleging breaches of written contracts, fraud and violations of various Corporate Code sections. In this litigation, the Company is seeking damages in excess of $60,000,000, together with exemplary and punitive damages, attorney's fees and costs of the suit. On September 2, 1998, the purchasing entity filed a cross-complaint against the Company alleging fraud and misrepresentation, breaches of contracts and conspiracy. In the cross-complaint the entity is seeking damages in the approximate amount of $12,000,000, together with exemplary and punitive damages, attorney's fees and cost of the suit. The actual losses identified by the cross-complaint are less than $500,000. The purchasing entity has recently made a settlement offer to the Company which included a payment to the Company of a combination of stock and cash, however the amounts offered were insufficient and rejected by the Company and the litigation is continuing. Contingencies exist with respect to this matter, the ultimate resolution of which cannot presently be determined. The financial statements of the Company include no provisions for losses or gains with respect to this matter.

On December 3, 1998, related to a different litigation matter, a default judgement was entered against the Company in the approximate amount of $55,000 for alleged amounts owed by RETN for which the plaintiff alleges is also owed by the Company. On July 14, 1999 the default judgement was set aside based on the fact that the Company was never properly served with a summons and complaint. The Company contends that it is not liable for the amounts due since RETN was a separate corporation and the Company never guaranteed this obligation. The financial statements do not include any loss provision with respect this matter. A contingency exists with respect to this matter, the ultimate resolution of which cannot presently be determined.

Management does not believe that the above contingencies will result in material adverse effects on the financial statements.

     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
 December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(8)     Notes  Payable
        --------------

On March 5, 1995 the Company borrowed $49,500 and $52,500 from an individual and from a corporation, respectively. The notes bear interest at 7% per annum and are uncollateralized. The notes were due and not paid on May 29, 1996. The lenders have the right to demand payment in full on the notes and failure to pay on demand would increase the interest rate to 18% per annum. The lenders have the right to convert the notes to common stock of the Company at a rate of $.125 per share. The balance payable on December 31, 1998 on the notes total $62,744 and $66,547, respectively, including accrued interest.

(9)     Acquisition  of  Assets
        -----------------------

During March 1998 the Company entered into an agreement to acquire the assets of a business engaged in the manufacturing, marketing, management and display of advertising and informational kiosks. The purchase price was $50,000 with a down payment of $25,000 plus four equal quarterly installments at the 90 day, 180 day, 270 day and 350 day anniversaries of the closing date. As of December 31, 1998 the balance payable under the terms of the agreement was $12,500. Since the value of tangible assets acquired was minimal, the total $50,000 was recorded in the accompanying financial statements as an intangible asset related to the designs, trademarks, trade names, contract rights and other intangible assets. This intangible asset is being amortized on a straight line basis over a three year period.

(10)     Other  Events  and  Transactions
         --------------------------------

Effective February 26, 1999 the Company entered into a joint venture agreement with an individual, the current President of AMS, whereby 25,000 shares of (AMS) Acquisition Corp. were transferred (25% ownership of AMS) to the individual. The Company also granted the individual warrants to acquire an additional 26,000 shares of AMS at $1.00 per share following the end of the first profitable quarter of operations, but in no event later than twelve months after the February 26, 1999 agreement date. Effective April 19, 1999 the Company exchanged 1,250,000 restricted shares of Go Online Networks Corporation common stock for the warrants. These 1,250,000 shares were recorded at $.50 per share, ninety percent of the market value of free trading shares of the Company's Common Stock on April 19, 1999, and recorded as an expense totaling $625,000. As a part of the joint venture agreement, the Company agreed to provide AMS with $25,000 for working capital.

Effective May 15, 1999 the Company entered into a lease for office space in northern California. The term of the lease is for 5 years with monthly base rent payments of $1,615. The base rent amounts are subject to increases of 3% per annum. The Company has the right to terminate the lease between May 15, 2000 and June 15, 2000 and also between May 15, 2002 and June 15, 2002. Future base rent commitments during the years ended December 31 under this lease are summarized as follows:

     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

     NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
     December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(10)     Other  Events  and  Transactions,  Continued
         --------------------------------------------

1999               $  11,305
2000               $  19,380
2001               $  19,380
2002               $  19,380
2003               $  19,380
2004               $  8,075

Effective July 21, 1999 the Company entered into a lease for office space in Buena Park California. The term of the lease is for 3 years with monthly base rent payments of $1,600. Future base rent commitments during the years ended December 31 under this lease are summarized as follows:

1999               $  8,000
2000               $  19,200
2001               $  19,200
2002               $  11,200

During May, 1999, the Company entered into a settlement agreement whereby the Company paid $25,000 in cash to an entity for the full and final release of a liability of the Company with respect to the Company's guarantee of certain commitments of RETN to the entity. The $25,000 liability has been included with the liabilities of the Company as of December 31, 1998.

Effective June 10, 1999 the Company entered into a stock purchase agreement whereby the Company acquired 75% ownership if Auctionomics, Inc., a Nevada corporation. Auctionomics, Inc. had no business or liabilities at
the   time   of   the  acquisition.    The  Company  had  issued   500,000
restricted shares of its common stock and a warrant for an additional 500,000 shares exercisable for two years at an exercise price of $.50 per share. The shares were recorded at $.36 per share, ninety percent of the market value, due to the size of the block and the restricted nature of the stock. The $180,000 value of the shares issued was recorded as an expense in the accompanying financial statements since the substance of the transaction was to engage the services of the principals of Auctionomics to assist the Company in developing an Internet web site. The Company agreed to and has provided $25,000 of working capital. The agreement also provides that the 25% shareholders of Auctionomics will be entitled to a bonus equal to 25% of the net income before taxes of Auctionomics each year for as long as they remain shareholders of Auctionomics. The Company also entered into consulting agreements with the 25% shareholders of Auctionomics whereby they will receive 20% of the gross revenues generated to Auctionomics through efforts of the consultants as long as they are shareholders of Auctionomics.

Effective August 9, 1999 the Company entered into an employment agreement with an individual whereby the individual was engaged to be Vice President and Director of Marketing. The agreement is for a term of five years but is subject to termination by the Company for cause. The Company or the employee have the right to terminate the agreement after giving the other party thirty days notice. In the event that the agreement is terminated by the Company without cause, the employee shall be entitled to compensation earned computed pro-rata up to the date of termination plus

     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

     NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
     December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(10)     Other  Events  and  Transactions,  Continued
         --------------------------------------------

ninety days of salary. The employee's compensation during the term of the agreement shall be as follows:

A.     Base  salary  of  $75,000  per  year.

B. Quarterly bonus of one quarter of one percent of the sales of the Company's shopgoonline.com and Auctionomics.com divisions.

C. Quarterly bonus of 3% of the net advertising revenues generated by the Company, after reduction for account fees and commissions payable by the Company.

D. Bonus of 25% of the gross revenue generated by an internal advertising agency to be formed by the Company. The difference between the exercise price and the option price at the time when the options are earned will be expensed in the financial statements as compensation.

E. The employee shall be granted options to purchase up to 200,000 shares AF common stock of the Company at a price of $.32 per share at the end of year one of the employment agreement. In addition, at the end of each of years 2 through 5, the employee will become eligible to purchase up to 200,000 shares of common stock at a price equal to 75% of the average closing bid price on the five business days immediately preceding the anniversary date of the agreement. The difference between the exercise price and the option price at the time when the options are earned will be expensed in the financial statements as compensation.

Effective April 12, 1999 the Company entered into an employment agreement with an individual. The agreement is for a term of one year but is subject to termination by the Company for cause. The Company or the employee have the right to terminate the agreement after giving the other party thirty days notice. In the event that the agreement is terminated by the Company without cause, the Employee shall be entitled to compensation earned computed pro-rata up to the date of termination. The employees compensation during the term of the agreement shall be as follows:

A.     Base  salary  of  $60,000  per  year.

B. Quarterly bonus of 20% of the net advertising revenues of the Community Marquee Division generated as a result of the employee's direct efforts during the previous quarter.

C. Alternative quarterly bonus in lieu of B. above equal to 25% of the net adverting revenues of the Community Marquee Division generated by partes other than the employee.

D. The employee shall be granted options to purchase 25,000 shares of the Company's common stock for each twenty-five kiosks shipped up to a maximum of 150 kiosks. The exercise price of the options shall be equal to 60% of the closing bid price on the last business day of the month in which the employee becomes eligible. The difference between the exercise price and the option price at the time when the options are earned will be expensed in the financial statements as compensation.

     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

               NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(10)     Other  Events  and  Transactions,  Continued
         --------------------------------------------

Effective May 1, 1999 the Company entered into a consulting agreement with an individual whereby the consultant was engaged to assist in the creation of the Company's real estate website for its GoOn-line.com operating division. The term of the agreement is for one year but can be terminated by the Company with or without cause with 30 days notice.

Compensation  to  the  consultant  is  summarized  as  follows:

A.     Monthly  cash  consulting  fee  of  $5,000.

B. Quarterly bonus equal to 15% of the gross revenues earned by the Company through its real estate web site developed by the consultant.

C. The consultant shall be granted options to acquire 25,000 shares of stock for each $500,000 in gross revenues attributable to the real estate web site developed by the Company.

Effective May 20, 1999 the Company entered into a marketing agreement with an entity, whereby the entity agreed to introduce various hotels, motels and other lodging businesses to the Company for the purpose of placing computer access kiosks in their facilities. The Company will compensate the entity 20% for all adjusted gross usage and 10% of advertising revenue generated as a result of the site agreements negotiated during the term of the agreement. The site owner will also be paid not More than 10% of adjusted gross revenue. The entity will be paid 25% of all the adjusted gross usage and 15% of the advertising revenue for any site agreement that is signed for a duration exceeding 4 years. The Company granted the entity a 60 month exclusive representation for the marketing of the Company's kiosk system for South Florida, define as south of Interstate 40. In order to maintain exclusivity, the entity must sign 20 new sites per month for the 60 month contract period and must agree to procure a minimum of 8 advertising contracts per kiosk installed. Upon execution of the first 100 site agreements the Company will grant the entity an option to purchase 100,000 shares of stock at $.45 per share exercisable for a two year period. Upon execution of the first 500 site agreements the Company will grant the entity the right to purchase 250,000 shares at $.75 per share for two years. Upon execution of the first 1,000 site agreements the Company will grant the entity the right to purchase 250,000 shares at $1.25 per share for two years. The difference, if any, between the exercise price and ninety percent of the market value of the stock will be recorded as additional compensation to the extent ninety percent of the market price exceeds the exercise price of the option granted. If the entity installs additional ad panels on the Company's kiosks using a secondary ad panel furnished by the Company the entity will be compensated 10% for all ad revenue up to $15,000 per year per ad panel and 90% of all ad revenues generated per panel in excess of $15,000 per year.

Effective May 15, 1999 the Company entered into a marketing agreement with an entity, whereby the entity agreed to introduce various hotels, motels and other lodging businesses to the Company for the purpose of placing computer access kiosks in their facilities. The Company will compensate the entity 20% for all adjusted gross usage and 10% of advertising revenue generated as a result of the site agreements negotiated during the term of the agreement. The site owner will also be paid not more than 10% of adjusted gross revenue. The entity will be paid 25% of all the adjusted gross usage and 15% of the advertising revenue for any site agreement that is signed for a duration exceeding 4 years. The Company granted the

     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(10)     Other  Events  and  Transactions,  Continued
         --------------------------------------------

entity a 60 month exclusive representation for the marketing of the Company's kiosk system for Southern California, defined as Los Angeles County and south of Los Angeles County, and also Arizona and Nevada. In order to maintain exclusivity, the entity must sign 20 new sites per month for the 60 month contract period and must agree to procure a minimum of 8 advertising contracts per kiosk installed. Upon execution of the first 100 site agreements the Company will grant the entity an option to purchase 100,000 shares of stock at $.75 per share exercisable within one year. Upon execution of the first 1,000 site agreements the Company will grant the entity the right to purchase 250,000 shares at $1.25 within one year. The difference, if any, between the exercise price and ninety percent of the market value of the stock will be recorded as additional compensation to the extent ninety percent of the market price
exceeds the exercise  price  of  the  option  granted.   If the entity installs
additional ad panels on the Company's kiosks using a secondary ad panel furnished by the Company the entity will be compensated 10% for all ad revenue up to $15,000 per year per ad panel and 90% of all ad revenues generated per panel in excess of $15,000 per year. In addition, the Company agreed to pay the entity $350 for each 4 year site agreement and $200 for all other site agreements exceeding one year. The Company also agreed to pay the entity
$2,000 per month in advance for marketing expenses drawn against future site agreement fees and commissions as long as the entity signs not less that 10 new site agreements for the following month.

During August, 1999, the Company entered into a marketing agreement with an entity whereby the entity agreed to provide certain marketing services for the Company. The entity agreed to introduce various hotels, motels and other lodging businesses to the Company and to assist in negotiating kiosk site agreements for the Company. The entity will be compensated as follows:

A. The entity will receive 20% for all adjusted gross usage revenue and 10% of advertising revenue generated as a result of the site agreements negotiated for the duration of the agreement. The site agreement will provide for a commission to be paid to the site owner of not more than 10% of the adjusted gross revenue. For purposes of the contract, adjusted gross revenue is defined as revenue less cost for purchasing and installing the kiosk.

B. The entity will be paid 25% of all adjusted gross usage and 15% of the advertising revenue for any site agreement that is signed for a duration exceeding four years.

C. The entity will be paid $150 for each site agreement of four years or greater and $100 for each site agreement less than four years.

D. The entity was granted a 60 month exclusive representation for the marketing of the kiosk system for Indiana, Michigan and Ohio.

E. In order to maintain the exclusive marketing agreement, the entity agreed to deliver 20 signed site agreements per month for the 60 month contract period and agreed to produce a minimum of eight advertising contracts per kiosk.

F. Upon the execution of the first 100 site agreements the company agreed to grant to the entity an option to purchase 100,000 shares of the company's common stock for the price of $1.00 per share for one year.

     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(10)     Other  Events  and  Transactions,  Continued
         --------------------------------------------

G. Upon the execution of the first 500 site agreements the company agreed to grant to the entity an option to purchase 250,000 shares of the Company's common stock for the price of $1.25 per share for one year.

H. If the entity installs additional advertising panels on the kiosks using secondary advertising panel display units, the entity will be compensated 10% for all advertising revenue up to $15,000 per year. Advertising revenues generating more than $15,000 per year will earn the entity 90% and 10% will be paid to the Company.

(11)     Subsequent  Events
         ------------------

During October, 1999, 308,333 restricted shares of common stock were issued as consideration for amounts owed for legal fees totaling $73,750. The September 30, 1999 financial statements included an accrual for legal fees which include the $73,750. Also, the September 30, 1999 financial statements included an expense provision for the $37,000 difference between the $.24 agreed upon price of the stock and nintey percent of the market value of the publicly traded stock

Effective October 1, 1999, the Company entered into an employment agreement with an individual for a three year period. The individual will serve as Executive Vice President and Director of Technical Support.

A. The employee will receive an annual salary of $80,000 for the first year, $90,000 for the second year and $100,000 for the third year.

B. The employee shall also receive a cash bonus payable following the end of each fiscal year equal to one eighth of one percent of the gross sales of the Company, if and only if the Company is profitable for the corresponding year.

C. In addition to the salary and bonus set forth above, the employee shall be granted options to acquire common stock of the Company as follows:

At the end of the first year the employee shall be eligible to purchase up to 200,000 shares of common stock at $.25 per share. At the end of years two and three the employee shall become eligible to purchase 200,000 shares of stock at the average closing bid price on the five business days immediately preceding the anniversary of the employment agreement. All options granted shall be exercisable for a period of two years from their date of grant.

D. The agreement may be terminated for cause at any time. The agreement may be terminated by the Company or the employee with 30 days notice. If terminated by the Company, the employee shall be entitled to compensation earned up to the date of termination plus 90 days severance pay. If terminated by the employee, the employee shall be entitled to compensation earned prior to the date of termination.

Effective October 6, 1999, the Company entered into an employment agreement with an individual. The agreement is for a term of one year but is subject to termination by the Company for cause. The Company or the employee have the right to terminate the agreement after giving the other party thirty days notice. In the event that the agreement is terminated by the Company without cause, the Employee shall be entitled to compensation earned computed pro-rata up to the date of termination.

     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                 NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
December  31,  1997  and  1998  and September 30, 1998 and 1999 (Unaudited)

(11)     Subsequent  Events,  Continued
         ------------------------------

The employee's compensation during the term of the agreement shall be as follows:

A.     Base  salary  of  $60,000  per  year.

B. Quarterly bonus of 10% of the net advertising revenues of the Go Online kiosk's generated as a result of the employee's direct efforts during the previous quarter.

C. The employee shall be granted options to acquire common stock of the Company as follows: For his 1st year of employment, employee is granted an option to purchase 100,000 shares at .32 per share. In addition, for every seventy-five (75) kiosks shipped and installed by the division, up to a maximum of three hundred seventy-five (375) kiosks, employee shall receive options to acquire 25,000 shares of Company common stock at an exercise price equal to seventy-five percent (75%) of the closing bid price on the last business day of the month in which employee became eligible hereunder. Parties to this contract agree that this option starts at a level of 225 units already in existence when employee signed this agreement. The initial option expires December 31, 2000. Subsequent options expire on the 31st of December of the next calendar year that those options become effective in.

                     Index to Pro Forma Financial Statements

                           WESTLAKE CAPITAL CORP. (WCC)

                          GO ONLINE NETWORKS CORPORATION
                       AND CONSOLIDATED SUBSIDIARIES (GONT)

               Pro Forma Combined Financial Statements (unaudited)


Pro Forma Financial  Statements:

     Balance  Sheets

     Statements  of  Operations

     Notes  to Pro Forma Financial  Statements


                          WESTLAKE CAPITAL CORP. (WCC)
          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES (GONT)

                              PRO FORMA BALANCE SHEET
                                  (Unaudited)

                                                      GONT             WCC
                                                   September 31,    September 30,
                                                       1998            1999           Adjustments        Combined
                                                -----------------  --------------   ---------------   ---------------
                                                         ASSETS
Current Assets:
 Cash                                             $      189,617  $            -     $         -       $   189,617
 Accounts receivable                                       2,647               -               -             2,647
 Other                                                     5,958           5,223               -            11.101
                                               ------------------  --------------   ---------------   ---------------
    Total Current Assets                                 198,222           5,223               -           203,455

TOTAL ASSETS                                   $         611,424   $       5.223     $         -       $   616,657
                                               ==================  ==============   ---------------   ---------------

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
  Accounts payable and accrued expenses        $         133,663   $       3,168     $          -      $   136,831
  Other                                                  657,380               -                -          657,380
                                               ------------------  --------------  ----------------   ---------------
    Total Current Liabilities                            791,043           3,168                -          794,211

Convertible debentures                                   538,462               -                -          538,462
                                               ------------------  --------------  ----------------   ---------------
TOTAL LIABILITIES                                      1,329,505           3,168                -        1,332,673

Stockholders' (Deficit):
 Preferred stock                                         168,883               -                -          168,883
 Common stock                                          7,453,689          16,350      (1) (16,350)       8,213,689
                                                                                      (2) 760,000
  Accumulated (Deficit)                               (8,340,653)        (14,285)     (1) 16,350        (9,048,588)
                                                                                     (2) (760,000)
                                               ------------------  --------------  ----------------   ---------------
TOTAL STOCKHOLDERS' (DEFICIT)                           (718,081)          2,065                -         (716,016)
                                               ------------------  --------------  ----------------   ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)  $         611,424   $       5,233    $           -      $    616,657
                                               ==================  ==============  ----------------   ---------------

The accompanying notes are an integral part of the pro forma financial statements



                         WESTLAKE CAPITAL CORP. (WCC)
          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES (GONT)

                        PRO FORMA STATEMENTS OF OPERATIONS
                                  (Unaudited)



                                         GONT               WCC
                                      Nine Months        Nine Months
                                         Ended             Ended
                                       September 30,    September 30,         Pro Forma              Pro Forma
                                           1997             1998             Adjustments              Combined
                                      ------------     ----------------     -----------------     --------------

Revenue
   Sales                             $      13,017      $            -       $          -         $     13,017
                                     --------------     ---------------      ---------------      --------------

Operating Expenses                        1,133,565              5,896                  -            1,139,461
                                     --------------     ---------------     ---------------       ---------------
Operating (Loss)                         (1,120,548)            (5,896)                 -           (1,126,444)
Other (Expense)                            (852,177)                 -                  -             (852,177)
                                     --------------     ---------------     ---------------       ---------------

Net (Loss)                           $   (1,972,725)    $       (5,896)       $         -        $  (1,978,621)
                                     ==============     ===============     ================      ===============

Net (Loss) Per Common Share                                                                      $        (.03)
                                                                                                 ===============

Weighted Average
 Number of Common Shares Outstanding                                                                69,623,983
                                                                                                 ===============


The acconpanying notes are an integral part of the pro forma financial statements



                         WESTLAKE CAPITAL CORP. (WCC)
          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES (GONT)

                        PRO FORMA STATEMENTS OF OPERATIONS
                                  (Unaudited)



                                         GONT               WCC
                                       Year  Ended       Year Ended
                                       December, 31,    December, 31,         Pro Forma              Pro Forma
                                           1998             1998             Adjustments              Combined
                                      ------------     -----------------     ---------------     ---------------

Revenue
   Sales                             $            -     $            -       $          -         $          -
                                     --------------     ----------------     ---------------     ---------------

Operating Expenses                          334,001              8,389                  -              342,390
                                     --------------     ----------------     ---------------     ---------------
Operating (Loss)                           (334,001)            (8,389)                 -             (342,390)
Other (Expense)                             (90,942)                 -                  -              (90,942)
                                     --------------     ----------------     ---------------     ---------------

Net (Loss)                           $     (424,943)       $    (8,389)       $         -         $   (433,332)
                                     ==============     ================     ===============     ===============

Net (Loss) Per Common Share                                                                       $       (.01)
                                                                                                 ===============

Weighted Average
 Number of Common Shares Outstanding                                                                48,358,017
                                                                                                 ===============


The acconpanying notes are an integral part of the pro forma financial statements

                         WESTLAKE CAPITAL CORP. (WCC)
          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES (GONT)

                  NOTES  TO PRO FORMA FINANCIAL  STATEMENTS
                               (Unaudited)


(1)    General

       On January 10, 2000, GONT issued 3,000,000 shares of its common stock pursuant to the acquisition of WCC. This business combination will be accounted for as a purchase.

(2)    Pro Forma Information

       The pro forma financial statements give effect to the acquisition of WCC by GONT as if the acquisition had taken place at the beginning of the respective periods.

(3)    Pro Forma Adjustments

       (1) This entry gives effect to eliminating WCC stockholders' equity.
       (2) This entry gives effect to issuing 3,000,000 shares of GONT common stock pursuant to the WCC business combination agreement with the shares recorded at $.20, approximately ninety percent of the market value at January 10, 2000.

ITEM  8.  CHANGE  IN  FISCAL  YEAR

        GONT as the successor issuer has a fiscal year end of December 31 which is the same as Westlake's fiscal year.


EXHIBITS

1.1.     Share Exchange  Agreement  between  Westlake  Capital  Corp.  And
         Go  Online Networks  Corporation,  dated  as  of  January  10,  2000.

23.1     Consent  of  Schumacher  &  Associates,  independent public accountants




     SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GO  ONLINE  NETWORKS  CORPORATION

                                            By  /s/  Joseph  M.  Naughton
                                              ----------------------------------
                                              Chief  Executive Officer, Director

Date:  January  10,  2000